                                                                   EXHIBIT 10.03

                       AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                            WMPT BELLAIRE POB, L.P.,
                         a Virginia limited partnership,
                                   as Borrower

                                       AND

                          THE HUNTINGTON NATIONAL BANK
                         a national banking association,
                              as a Lender and Agent

                                       AND

                        LASALLE BANK NATIONAL ASSOCIATION
                         a national banking association,
                                   as a Lender

                                       AND

                          KEYBANK NATIONAL ASSOCIATION
                         a national banking association,
                                   as a Lender

                                                                   July 11, 2005

                                TABLE OF CONTENTS

SECTION                                                                 PAGE NO.
-------                                                                 --------
1.  DEFINITIONS......................................................       1
2.  COMMITMENT TO LEND; COMMITMENT FEE...............................       7
   2.1     Maximum Loan Amount.......................................       7
   2.2     Loan Advances Evidenced by Notes..........................       7
   2.3     Payment of Interest and Principal.........................       7
   2.4     Default Rate..............................................       7
   2.5     Late Charge...............................................       7
3.  LOAN DOCUMENTS...................................................       7
4.  DISBURSEMENT OF THE LOAN.........................................      11
   4.1     Conditions Precedent......................................      11
   4.2     Use of Loan Proceeds......................................      12
   4.3     Disbursement Requests.....................................      12
   4.4     Certifications; Representations and Warranties............      13
   4.5     Costs.....................................................      14
   4.6     Development Fees..........................................      14
   4.7     Loan In Balance...........................................      14
   4.8     Application of Disbursements..............................      15
   4.9     Payment of Interest by Agent..............................      15
5.  REPRESENTATIONS AND WARRANTIES...................................      16
   5.1     Borrower..................................................      16
   5.2     Guarantor.................................................      16
   5.3     Title.....................................................      16
   5.4     Improvements..............................................      16
   5.5     Validity and Enforceability of Documents..................      16
   5.6     Litigation................................................      17
   5.7     Utilities; Authorities....................................      17
   5.8     Financial Statements; Solvency............................      17
   5.9     Compliance with Laws......................................      17
   5.10    Construction Contract.....................................      18
   5.11    Subcontracts..............................................      18
   5.12    Plans and Specifications..................................      18
   5.13    Budget....................................................      18
   5.14    Hazardous Materials.......................................      18
   5.15    Financing Statements......................................      19
   5.16    Event of Default..........................................      19
   5.17    Sale Agreements...........................................      19
   5.18    Environmental Matters.....................................      19
   5.19    Continuation of Representations and Warranties............      19
6.  CASUALTIES AND CONDEMNATION......................................      19
   6.1     Agent's Election to Apply Proceeds on Indebtedness........      19
   6.2     Borrower's Obligation to Rebuild and Use of Proceeds
           Therefor..................................................      20

7.  BORROWER'S COVENANTS.............................................      20
   7.1     Manner of Construction....................................      20
   7.2     Certificate of Completion.................................      20
   7.3     Change Orders.............................................      21
   7.4     Compliance with Laws......................................      21
   7.5     Inspection................................................      21
   7.6     Mechanics' Liens..........................................      21
   7.7     Release by Agent..........................................      22
   7.8     Financial Statements; Reports.............................      22
   7.9     Affirmation of Representations and Warranties.............      22
   7.10    Title.....................................................      22
   7.11    Proceedings Affecting Property............................      22
   7.12    Disposal and Encumbrance of Property......................      23
   7.13    Insurance.................................................      23
   7.14    Performance of Obligations; Notice of Default.............      23
   7.15    Subcontracts..............................................      23
   7.16    Restrictions Affecting Borrower...........................      24
   7.17    Use of Receipts...........................................      24
   7.18    Additional Documents......................................      24
8.  LOAN EXPENSES....................................................      24
9.  AGENT'S REPRESENTATIVES..........................................      24
10. EVENTS OF DEFAULT................................................      24
11. EXERCISE OF REMEDIES.............................................      26
   11.1    Remedies..................................................      26
12. MISCELLANEOUS....................................................      27
   12.1    Additional Indebtedness...................................      27
   12.2    Additional Acts...........................................      27
   12.3    Loan Agreement Governs....................................      28
   12.4    Additional Advances.......................................      28
   12.5    Amendment; Waiver; Approval...............................      28
   12.6    Notice....................................................      28
   12.7    Benefit; Assignment.......................................      29
   12.8    Governing Law.............................................      29
   12.9    Indemnity.................................................      30
   12.10   Headings..................................................      30
   12.11   No Partnership or Joint Venture...........................      30
   12.12   Time is of the Essence....................................      30
   12.13   Invalid Provisions........................................      30
   12.14   Offset....................................................      30
   12.15   Acts by Lenders...........................................      31
   12.16   Joint and Several Liability; Binding Provisions...........      31
   12.17   Counterparts..............................................      31
   12.18   No Third Party Borrower...................................      31
   12.19   Sign......................................................      31
   12.20   CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE; OFAC
           AND BANK SECRECY ACT......................................      31

   12.21   WAIVER OF RIGHT TO JURY TRIAL.............................      31
13. ASSIGNMENTS AND PARTICIPATIONS...................................      32
   13.1    Assignments and Participations............................      32
14. APPOINTMENT......................................................      35
   14.1    Appointment...............................................      35
   14.2    Reliance on Agent.........................................      35
   14.3    Powers....................................................      35
   14.4    Disbursements.............................................      36
   14.5    Consents and Approvals....................................      39
   14.6    Agency Provisions Relating to Collateral..................      40
   14.7    Lender Actions Against Borrower or the Collateral.........      42
   14.8    Assignment and Participation..............................      42
   14.9    Ratable Sharing...........................................      42
   14.10   General Immunity..........................................      42
   14.11   No Responsibility for Loan, Recitals, etc.................      43
   14.12   Action on Instructions of Lenders.........................      43
   14.13   Employment of Agents and Counsel..........................      43
   14.14   Reliance on Documents; Counsel............................      43
   14.15   Agent's Reimbursement and Indemnification.................      43
   14.16   Rights as a Lender........................................      44
   14.17   Lenders' Credit Decisions.................................      44
   14.18   Notice of Events of Default...............................      44
   14.19   Successor Agent...........................................      44
15. ENTIRE AGREEMENT.................................................      45
16. AMENDMENT AND RESTATEMENT........................................      45
   16.1    Amendment and Restatement.................................      45

                       AMENDED AND RESTATED LOAN AGREEMENT

     This Amended and Restated Loan Agreement ("Agreement") is dated as of July 11, 2005, by and among WMPT BELLAIRE POB, L.P. a Virginia limited partnership ("Borrower"), and THE HUNTINGTON NATIONAL BANK, a national banking association ("Huntington"), as a lender and as administrative agent, LASALLE BANK NATIONAL ASSOCIATION, a national banking association ("LaSalle"), as a lender, and KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), as a lender.

1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "Affiliate" shall mean with respect to a specified person or entity, any individual, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person or entity, including, without limitation, any general or limited partnership in which such person or entity is a partner.

     "Agent" shall mean The Huntington National Bank in its capacity as administrative agent for the Lenders, its successors or assigns.

     "Applicable Rate" shall have the meaning ascribed thereto in the Notes.

     "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement in the form of EXHIBIT "F" attached hereto and made a part hereof.

     "Assignment of Rents and Leases" shall mean the amended and restated collateral assignment of the rents and leases of the Project, or any part thereof, to be made by Borrower to Agent, as agent for the Lenders to secure the Loan.

     "Borrower's Equity" shall mean the sum of $5,677,204, inclusive of proceeds of the Subordinate Loan.

     "Budget" shall mean the detailed budget of all costs to be incurred in connection with the Work, including both hard costs and soft costs, as set forth in EXHIBIT "A" attached hereto and made a part hereof.

     "Business Day" shall mean each day excluding Saturdays, Sundays and any other day on which Agent is closed for business to the public.

     "Commitment" shall mean the maximum amount each Lender has agreed to lend to Borrower (which amounts are set forth below on the signature line of each Lender.

     "Commitment Fee" shall mean the One Hundred Twelve Thousand Dollar ($112,000) fee paid by Borrower to Lenders allocated among the Lenders as provided in Section 14.5 hereof.

     "Completion Date" shall mean January 31, 2006.

     "Construction Contract" shall mean that certain agreement between Borrower and the Contractor dated November 30, 2004, regarding the construction of the Improvements.

     "Consultant" shall mean C.D. Construction Consulting, Inc. or such other Person hereafter designated as such by the Agent.

     "Contract Assignment" shall mean the amended and restated assignment of even date herewith by Borrower to Agent, as agent for the Lenders, of the Construction Contract, together with all plans, specifications, permits and licenses relating to the Project.

     "Contractor" shall mean J.T. Vaughn Construction Company, Inc.

     "Deed of Trust" shall mean the Amended and Restated Deed of Trust, Security Agreement and Fixture Filing encumbering the Real Property of even date herewith made by Borrower to Agent, as agent for the Lenders to secure the Loan.

     "Default Rate" shall mean the Interest Rate plus four percent (4.0%) per annum.

     "Defaulting Lenders" shall have the meaning set forth in Section 14.5(b) hereof.

     "Eligible Assignee" shall mean (i) Any Lender; (ii) any commercial bank, savings bank, savings and loan association or similar financial institution which (A) has total assets of One Billion Dollars ($1,000,000,000) or more, (B) is "well capitalized" within the meaning of such term under the regulations promulgated under the auspices of the Federal Deposit Insurance Corporation Improvement Act of 1991, (C) in the reasonable judgment of the Agent, is engaged in the business of lending money and extending credit, and buying loans or participations in loans under credit facilities substantially similar to those extended under this Agreement, and (D) in the reasonable judgment of the Agent, is operationally and procedurally able to meet the obligations of a Lenders hereunder to the same degree as a commercial bank; (iii) any insurance company in the business of writing insurance which (A) has total assets of One Billion Dollars ($1,000,000,000) or more (B) is "best capitalized" within the meaning of such term under the applicable regulations of the National Association of Insurance Commissioners, and (C) meets the requirements set forth in subclauses
(C) and (D) of clause (ii) above; and (iv) any other financial institution having total assets of One Billion Dollars ($1,000,000,000) (including a mutual fund or other fund under management of any investment manager having under its management total assets of One Billion Dollars ($1,000,000,000) or more) which meets the requirement set forth in subclauses (C) and (D) of clause (ii) above; provided that each Eligible Assignee must (w) be organized under the Laws of the United States of America, any state thereof or the District of Columbia, or, if a commercial bank, be organized under the Laws of the United States of America, any state thereof or the District of Columbia, the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, (x) act under the Loan Documents through a branch, agency or funding office located in the United States of America, (y) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to the Internal Revenue Code as in effect from time to time and (z) not be the Borrower or an Affiliate of the Borrower. "Event of Default" shall have the meaning ascribed to it in Section 10 of this Agreement.

     "Force Majeure" shall mean acts of God, acts of a public enemy, terrorist activities, fires, floods, wars, civil disturbances, sabotage, accidents, insurrections, blockades, embargoes, storms, severe weather, explosions, damage to improvements constructed, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), government restrictions or regulations, acts of any Governmental Authority (whether civil or military, foreign or domestic), all perils of the seas and other waters, failure or delay of third parties or Governmental Authorities from whom a party is obtaining or must obtain licenses, permits, approvals, rights of way, easements, franchises, machinery, materials, equipment, transportation, independent contractor's services or supplies to grant or deliver the same, or inability to obtain labor, services, materials, equipment or transportation or other causes beyond the control of the party responsible for performing an obligation hereunder.

     "Guarantor" shall mean the Trust.

     "Guaranty" shall mean the Replacement Guaranty of Payment and Performance of even date herewith executed by the Trust in favor of Agent, as agent for the Lenders.

     "Hazardous Materials" shall mean and include any and all hazardous, toxic or dangerous substances, wastes and materials and other pollutants and contaminants as defined or described in any or all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, orders or decrees (other than medical wastes created and disposed in accordance with applicable laws in the ordinary course of Tenant's business or any other tenant hereafter occupying any part of the Improvements) now or hereafter regulating, relating to or imposing liability or standards of conduct with respect to environmental matters, including, without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1 801 et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Solid and Hazardous Waste Amendments of 1984 (42 U.S.C.
Section 6901 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977 and the Water Quality Act of 1987 (33 U.S.C. Section 1251 et seq.), the Toxic Substances Control Act of 1976 (15 U.S.C. Section 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Clear Air Act of 1966, as amended (42 U.S.C.
Section 7401 et seq.), the National Environmental Policy Act of 1970 (42 U.S.C.
Section 43 21 et seq.), the Rivers and Harbours Act of 1899 (33 U.S.C. Section 401 et seq.), the Endangered Species Act of 1973, as amended (16 U.S.C. Section 1531 et seq.), the Safe Drinking Water Act of 1974, as amended (42 U.S.C.
Section 300(f)-9 seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651 et seq.) and all rules, regulations and guidance documents promulgated or published thereunder, all as amended or hereinafter amended. Without intending to limit the scope or breadth of the foregoing definition, the term Hazardous Materials shall include asbestos, urea formaldehyde, polychlorinated biphenyls, crude oil, radioactive materials and underground storage tanks.

     "Improvements" shall mean the medical office facility containing approximately 102,781 gross square feet of floor space and a parking deck with 418 parking spaces to be constructed upon the Land, all paving, lighting, landscaping, amenities, utility lines and equipment and all other site improvements and all other improvements located on the Land in substantial accordance with the Plans and Specifications.

     "Indemnity Agreement" shall mean the amended and restated environmental indemnity agreement of even date herewith made by Borrower and Guarantor in favor of Agent, as agent for the Lenders.

     "Intercreditor Agreement" shall mean, collectively, that certain Amended and Restated Intercreditor Agreement and that certain Amended and Restated Standstill Agreement, both among Lenders and Subordinate Lender of even date herewith relating to the Loan and the Subordinate Loan.

     "Interest Rate" shall have the meaning set forth in the Notes.

     "Initial Advance" shall mean the first draw or disbursement made from the proceeds of the Loan.

     "Land" shall mean the tract of land consisting of approximately 2.331 acres of real estate, located in Harris County, Texas and legally described in EXHIBIT "B" attached hereto in which Borrower has a fee simple interest.

     "Lender" shall mean each of Huntington, LaSalle and KeyBank, and "Lenders" shall mean, collectively, Huntington, LaSalle and KeyBank.

     "Loan Advance" shall mean a disbursement of all or any portion of the Loan.

     "Loan" shall mean the Eighteen Million Dollar ($18,000,000) construction loan to be made by Lenders to Borrower pursuant to the terms hereof.

     "Loan Documents" shall mean this Agreement, the Deed of Trust, the Note, the Assignment of Rents and Leases, the Contract Assignment, the Guaranty, the Indemnity Agreement, and every other document now or hereafter evidencing, securing or otherwise executed in conjunction with the Loan, together with all amendments and modifications thereof.

     "Loan Expenses" shall mean the expenses, charges, costs (including both hard costs and soft costs) and fees of Agent relating to the making, administration, negotiation, documentation or any other aspect of the Loan or relating to the performance of the Work, including, without limitation, Agent's reasonable attorneys' fees and costs in connection with the negotiation, documentation and enforcement of the Loan, the fees of the Consultant, all recording fees and charges, title insurance charges and premiums, escrow fees, costs of surveys and of other bonds required by the Title Company in connection with clearing title to the Real Property or the issuance of title reports, binders, policies and the like, and all other costs, expenses, charges and fees referred to in or necessitated by the terms of this Agreement or any of the other Loan Documents.

     "Maturity Date" shall mean December 1, 2006.

     "Maximum Amount" shall mean the aggregate amount of the Commitments.

     "Notes" shall mean the Amended and Restated Promissory Notes in the form of EXHIBITS "C-1," "C-2" and "C-3" attached hereto, with blanks completed appropriately, executed by the

Borrower payable to the order of each of the Lenders evidencing the Loan, as supplemented, modified or amended from time to time.

     "Percentage" shall mean with respect to each Lender, the percentage that such Lender's Commitment constitutes the maximum amount of the Loan.

     "Permitted Exceptions" shall mean the exceptions to the title of the Real Property listed on EXHIBIT "D" attached hereto and the Subordinate Loan Documents.

     "Person" shall mean any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, governmental body or other entity, whether acting in an individual, fiduciary or other capacity.

     "Personal Property" shall mean and include any and all furniture, furnishings, appliances, equipment and all fixtures (to the extent such fixtures are attached in a manner so as not to be deemed to be part of the Real Property) owned by Borrower to be located in the Improvements or otherwise at the Land which will be used or usable in connection with the operation of the Improvements and which will be owned, leased or otherwise possessed by Borrower or any of its affiliates, including all of such personal property contemplated under the Plans and Specifications.

     "Plans and Specifications" shall mean, collectively, the architectural and engineering plans and specifications relating to the Work or any portion thereof, all of which must be acceptable to Agent in its reasonable discretion, as listed on EXHIBIT "E" attached hereto as the same are supplemented from time to time.

     "Principal Balance" shall mean the unpaid principal balance of the Loan outstanding from time to time.

     "Project" shall mean the medical office facility consisting of the Land and the Improvements, together with the Personal Property.

     "Project Costs" shall mean the following, all as more specifically set forth in the Budget:

          (a) The actual hard costs of completing construction of the Improvements and the costs of the Personal Property;

          (b) Premiums for title, casualty, liability and other insurance required by Agent;

          (c) The cost of recording and filing the applicable Loan Documents;

          (d) Interest, fees and similar charges payable by Borrower to Lenders hereunder or under the Notes;

          (e) Legal and other closing costs;

          (f) Government fees for permits or other matters, Architectural, engineering, survey, geotechnical, environmental and other consulting fees and testing fees;

          (g) Pre-construction developments costs as set forth in the Budget;

          (h) The direct costs of HADC personnel assigned to the Project and on site costs of its project manager and reimbursable expenses related thereto;

          (i) Such other soft costs (including contingency) as may be set forth in the Budget or as may be hereafter approved in writing by Agent; and

          (j) All other Loan Expenses.

     "Real Property" shall mean the Land, the Improvements and all easements and appurtenants thereto.

     "Required Lenders" shall mean Lenders holding sixty-seven percent (67%) of the Loan or greater. "Soil Report" shall mean the soil test report as described in Section 3(v) below.

     "Subcontracts" shall mean all subcontracts now or hereafter entered into by the Contractor for the construction of any of the Improvements or the installation of any of the Personal Property.

     "Subordinate Lender" shall mean The Huntington Real Estate Investment Company, an Ohio corporation.

     "Subordinate Loan" shall mean the One Million Five Hundred Thousand Dollar ($1,500,000) loan to Borrower by the Subordinate Lender.

     "Subordinated Loan Documents" shall mean, collectively, all loan documents and agreements by and between Borrower and Subordinate Lender evidencing the Subordinate Loan including the Intercreditor Agreement

     "Survey" shall mean the plat of survey of the Real Property as described in
Section 3(h) below.

     "Tenant Improvement Contract Assignment" shall mean the Assignment of even date herewith by Borrower to Agent of the Construction Contract, together with all plans, specifications, permits and licenses relating to the Project.

     "Tenant Improvement Contractor" shall mean J.D. Franks, Inc.

     "Title Company" shall mean Fidelity National Title Insurance Company.

     "Title Policy" shall mean the title insurance policy described in Section 3(j) below.

     "Trust" shall mean Windrose Medical Properties Trust, a Maryland real estate investment trust.

     "Work" shall mean the performance of all work to be performed and the supplying of all materials to be supplied in connection with the building, furnishing, fixturing and equipping of the Improvements, all in accordance with the provisions of this Agreement and with the Plans and Specifications, the Budget and other documentation approved by Agent.

2. COMMITMENT TO LEND; COMMITMENT FEE.

     2.1 Maximum Loan Amount. Lenders severally agree to lend to Borrower, and Borrower agrees to borrow from Lenders, an amount not to exceed the Maximum Amount of their respective Commitments for the purposes, upon the terms and subject to the conditions contained in this Agreement. Notwithstanding anything contained in this Article 2 to the contrary, Loan Advances shall be limited to such amounts as Borrower is eligible to receive pursuant to, and upon compliance with, the conditions of Article 4 hereof. The proceeds of the Loan disbursed to Borrower shall be used by Borrower solely for the purpose of paying the Project Costs. Borrower may prepay the Loan in accordance with the terms of the Notes.

     2.2 Loan Advances Evidenced by Notes. All Loan Advances of the Loan hereunder shall be evidenced by the Notes, which shall be executed and delivered by Borrower simultaneously with the execution of this Agreement.

     2.3 Payment of Interest and Principal. The payment of interest and principal shall be governed by the provisions of the Notes; provided, however, that Borrower hereby unconditionally and irrevocably authorizes and directs Lenders, to disburse from the Interest Reserve established pursuant to Section
4.9 below, the amount of the monthly interest payments then owing to Lenders under the Notes and to apply said amounts to said interest payments. Any amounts disbursed from the Interest Reserve shall become part of the outstanding principal balance and interest thereon shall accrue and be payable as provided in the Notes. Principal and interest on the Loan shall be due and payable in accordance with the terms of the Notes.

     2.4 Default Rate. At any time after the Maturity Date or otherwise when an Event of Default exists under this Agreement or any of the other Loan Documents, the Principal Balance and any other amounts then owing by Borrower to Lenders shall bear interest at the Default Rate.

     2.5 Late Charge. If any payment of interest or principal due under a Note is not made within ten days after such payment is due, then, in addition to the payment of the amount so due, Borrower shall pay to Lenders a "late charge" of three cents (3 cent(s)) for each whole dollar so overdue to defray part of the cost of collecting and handling such late payment.

3. LOAN DOCUMENTS. Prior to the first Loan Advance pursuant to this Agreement, Borrower shall execute and deliver to Agent and Lenders, if applicable, those of the following documents required to be executed by Borrower, and shall cause to be executed and delivered to Agent those of the following documents required to be executed by others, all of which documents shall contain such provisions as shall be required to conform to this Agreement and otherwise shall be satisfactory in form and substance to Lenders:

          (a) The Notes.

          (b) The Guaranty.

          (c) The Deed of Trust together with the UCC financing statements perfecting the security interests created by the security agreement granted thereunder.

          (d) The Assignment of Rents and Leases.

          (e) The Indemnity Agreement.

          (f) The Contract Assignment, together with the consents thereto by the Contractors.

          (g) Three copies of a plat of survey (the "Survey") prepared and certified by a registered surveyor licensed in Texas in compliance with the minimum detail requirements most recently established by ALTA/ACSM (for a Class A Survey), including, without limitation: the boundaries and legal descriptions of the Land; the location of all existing improvements on the Land; the area of the Land in square feet and acres (to the nearest one one-hundredth of an acre); the location of all set-back lines, rights-of-way, easements and public utilities; the location of all abutting roadways, streets, and alleys; the location of utility services and storm drain and sewer facilities; and showing any encroachments by improvements on the Land over easements or adjoining property and showing any encroachments from adjoining property onto the Land. The Survey shall be as of a current date and shall be certified in favor of Agent and the Title Company. All matters shown on the Survey must be reasonably acceptable to Agent.

          (h) Evidence that the following insurance coverages are in effect with respect to the Project and in a form satisfactory to Agent:

               (i) All-Risk Builder's Risk Insurance issued with respect to the Project in an amount equal to not less than the full aggregate amount of the Construction Contract, together with extended coverage, vandalism and malicious mischief coverage, and such other coverage as may be required by Agent;

               (ii) Comprehensive general public liability insurance in such an amount as may be required by Agent;

               (iii) Workers' compensation insurance and employer's liability insurance for all contractors and subcontractors in such amounts as may be required by Agent;

               (iv) Flood Insurance if the Land is located in an area designated as a special flood hazard area by any governmental authority having jurisdiction over the Land; and

               (v) Such other insurance coverages as Agent may reasonably require.

All policies of insurance required to be maintained by Borrower shall be issued by companies satisfactory to Agent and shall have coverages and endorsements and be written for such amounts as Agent may reasonably require. All policies of insurance shall (x) name Lenders as mortgagee or additional named insured, as the case may require, and (y) provide that the policies may not be canceled or modified without thirty days prior written notice to Agent.

          (i) An TLTA Loan Policy of Title Insurance issued by the Title Company in the full amount of the Loan insuring that the Deed of Trust will be a prior lien upon the fee simple title to the Real Property to the extent of advances made by Lenders from time to time under this Agreement, subject to no liens, claims, exceptions or encumbrances except the Permitted Exceptions and mechanic lien claims insured over by the Title Company in a manner satisfactory to Agent and containing the following endorsements:

               (i) Access Endorsement;

               (ii) Contiguity Endorsement; and

               (iii) Such additional endorsements as may be reasonably required by Agent based upon its review of the Title Policy and Survey.

          (j) Copies of such documents, if any, as Borrower has provided the Title Company in connection with the issuance of the Title Policy.

          (k) Copies of all recorded documents described in the Title Policy.

          (l) Uniform Commercial Code searches covering the Guarantor and federal and state tax lien and judgment searches covering the Guarantor.

          (m) Certificate of the general partner of Borrower with (i) Certificate of Limited Partnership, (ii) Limited Partnership Agreement,
     (iii) Incumbency Certificate, (iv) Certificate of Existence issued by the Secretary of State of Virginia, (v) a Certificate of Qualification issued by the Texas Secretary of State and (vi) Resolutions authorizing this transaction.

          (n) Certificate of an officer of Guarantor with Resolutions authorizing the Guaranty.

          (o) An executed copy of the Construction Contract.

          (p) Copies of all applicable zoning ordinances and all zoning proceedings relating to the Project.

          (q) One or more certificates executed by the Contractor certifying the following:

               (i) the Plans and Specifications prepared by the Architect and the Engineer, as applicable, are significantly complete and to provide a Guaranteed Maximum Price ("GMP") and build the Project and to conform to all applicable laws;

               (ii) if the Project is constructed in accordance with such Plans and Specifications (as completed), upon completion the Project will comply with all applicable zoning, subdivision, land use, building, landmark, occupational health and safety, environmental and pollution control laws, statutes, codes, ordinances and regulations; and

               (iii) all permits necessary to start the construction of the Project have been issued or can be obtained or sufficient evidence thereof can be obtained.

          (r) One set of the Plans and Specifications, which have been approved by Borrower and the Contractor. The Plans and Specifications are subject to approval by Agent, which will not be unreasonably withheld.

          (s) Certified copies of the Construction Contracts, all licenses, permits and governmental approvals necessary to start the construction, use or operation of the Project and all other documents and instruments relating to performance of the Work.

          (t) Opinion letter from counsel for Borrower and the Guarantor in a form satisfactory to Agent.

          (u) A soil test report prepared by a licensed soil engineer approved by Agent and otherwise satisfactory in all respects to Agent containing, among other things, boring logs and the locations of all borings and confirming that no condition exists with respect to the Land which would cause subsidence of any portion of the Land and showing that no state of facts exists which would adversely affect the completion of the Work in accordance with the Plans and Specifications or would require any costs with respect thereto not otherwise provided for in the Budget.

          (v) Evidence that (i) no portion of the Project on which Improvements are to be built under the Plans and Specifications is located in an area designated by the Secretary of Housing and Urban Development as having special flood hazards, or if any portion of the Project is so located, evidence that flood insurance is in effect; and (ii) no portion of the Land is located in a federally, state or locally designated wetland or other type of government protected area.

          (w) Certified copies of all service contracts, management agreements, development agreements and other agreements affecting the use, development or operation of the Project, if any.

          (x) A satisfactory report prepared by an environmental engineer approved by Agent and otherwise satisfactory in all respects to Agent.

          (y) An appraisal prepared by an appraiser satisfactory to Agent and indicating that the fair market value of the Project, as stabilized, is not less than $24,000,000, which has been received and approved by Agent.

          (z) Satisfactory leases for not less than 80,991 gross square feet of floor space in the Project.

          (aa) The Intercreditor Agreement.

          (bb) Such other assignments, certificates, opinions and other documents, instruments and information affecting or relating to Lenders' interest in the Project or the use, operation, development or construction of the Project as Agent or any Lender may reasonably require.

4. DISBURSEMENT OF THE LOAN.

     4.1 Conditions Precedent. The obligation of Lenders to make the initial and each subsequent disbursement of the Loan under this Agreement shall be conditioned upon and subject to the payment to Lenders of all loan fees then owing from Borrower to Lenders and to satisfaction of all of the following conditions:

          (a) All representations and warranties contained in this Agreement and in the other Loan Documents shall be true in all material respects on and as of the date of such disbursement.

          (b) Borrower shall have performed all of its obligations under all Loan Documents which are required to be performed on or prior to the date of such disbursement.

          (c) The Loan shall not be "out of balance" as determined under Section
     4.7 below, and the disbursement shall not cause the Loan to be "out of balance."

          (d) Agent shall have received an inspection report of the Consultant certifying the percentages of completion of the components of the Work and setting forth the amount authorized for disbursement and such other matters as Agent or the Lenders may reasonably require (including compliance of the Work with the Plans and Specifications). Notwithstanding anything contained in this Agreement to the contrary, all inspections of the Work made by Agent, the Consultant or their respective agents, employees and designees shall be solely for Agent's and Lenders' own information and shall not be deemed to have been made for or on account of Borrower or any other party. Borrower hereby relieves Agent and Lenders of any and all liability or responsibility relating in any way whatsoever to the construction of the Project, including but not limited to, the work thereat, the material or labor supplied in connection therewith, and any errors, inconsistencies or other defects in the Project or the Plans and Specifications.

          (e) There shall be no material adverse change in the financial condition of any of Borrower, Guarantor or the Project from that reflected in the financial statements of Borrower, Guarantor and the Project furnished to Agent in connection with the Lease.

          (f) Borrower shall have delivered to Agent certificates from the Contractor stating that the portion of the Project that has been completed was constructed in substantial accordance with the Plans and Specifications prepared by the Architect and Engineer, as applicable, and complies with all applicable zoning, subdivision, land use, building, landmark, occupational health and safety, environmental and pollution control laws, statutes, codes, ordinances or regulations, and does not require any variances therefrom, or is in compliance therewith, as the case may be. In addition, Borrower shall have delivered to Agent copies of all licenses and building permits necessary for commencement and completion of the Work for which such disbursement is being requested, all of which shall be unconditional.

          (g) If any portion of the requested disbursement is for the payment of fees owing by Borrower to any broker, then Borrower shall have delivered to Agent a waiver of lien rights executed by such broker and otherwise in a form satisfactory to Agent.

          (h) No Event of Default shall have occurred and no event or condition, which with the giving of notice or the passage of time, or both, would constitute an Event of Default shall then exist.

          (i) Borrower shall have provided satisfactory evidence to Agent of its investment in the Project, including the Subordinate Loan, of not less than the Borrower's Equity.

     4.2 Use of Loan Proceeds. The proceeds of the Loan disbursed to Borrower shall be used by Borrower solely for the purpose of paying (or reimbursement to others for payment of) items of Project Costs actually incurred by Borrower. No disbursement of the Loan will be made until such time as the Borrower's Equity is fully disbursed.

     4.3 Disbursement Requests.

          (a) During each month, Borrower shall, subject to the conditions set forth herein and in the Loan Documents, request disbursements of the Loan to pay the actual costs incurred in connection with the construction and development of the Project. All disbursements shall be made by Agent within ten days of receiving a draw request and all other documentation or information required hereunder, from Borrower.

          (b) Agent and the Lenders shall not be required to make more than one Loan disbursement in any given 30 day period. Agent may at any time take such action as it deems appropriate to verify that the conditions precedent to each disbursement have been satisfied, including, without limitation, verification of any amounts due under the Construction Contract or any Subcontract. Borrower agrees to cooperate with Agent in any such action. If in the course of any such verification, any amount shown on the contract entered into for the performance of any portion of the Work (including the Construction Contract or any Subcontract), or any application for payment, sworn statement or waiver of lien is subject to a possible discrepancy, such discrepancy shall be eliminated by Borrower to Agent's reasonable satisfaction. Each request for disbursement shall be made by a letter from an authorized agent of Borrower addressed to Agent, specifying in detail the amount and mode of each disbursement and accompanied by the following, all in form and substance satisfactory to Agent:

               (i) An Owner's Sworn Statement and disbursement request, including an allocation among line items in the Budget, of all hard costs of construction so requested;

               (ii) A Contractor's Application for Payment and Sworn Contractor's Statement, together with (A) a statement of a duly authorized agent of the

          Contractor that all items of construction cost have been incorporated into the Project in accordance with the Plans and Specifications, and
          (B) waivers of lien from each contractor, subcontractor to whom payment is to be made, with respect to previous disbursements;

               (iii) Evidence (including invoices and contracts) showing the propriety of each non-construction cost item for which payment is requested and such supporting data as Agent may reasonably require to enable Agent to verify the correctness thereof;

               (iv) Certificates of the Contractor and the Consultant stating that each of them has made diligent investigation and that based on such investigation all Work performed to the date of the request for disbursement has been completed in substantial accordance with the Plans and Specifications and certifying (A) the percentage of completion of each component of the Work, (B) that there has been no material deviation from the contract amount under the Construction Contract or any Subcontract or the projected time of completion of any component of the Work, (C) the total cost to complete the Work, (D) and that after giving effect to all amounts previously certified for payment, plus the amount then requested, the remaining uncertified and undisbursed funds will be sufficient to pay all known costs required to complete the Work in accordance with the Plans and Specifications;

               (v) Copies of all licenses and permits (including building permits) necessary for construction and completion of the Work with respect thereto; and

               (vi) Such other documents, assignments, certificates and opinions as are required by the Title Company, or as may be reasonably required by Agent.

          (c) Notwithstanding anything contained in this Agreement to the contrary, Agent shall not be required to make any disbursement of the Loan pursuant to this Agreement until the Title Company is prepared to issue an endorsement to the Title Policy updating the same to the date of such disbursement and increasing the amount of coverage (including mechanic's lien coverage) thereunder by the amount so disbursed, and insuring the lien of the Deed of Trust to be superior to all defects in title other than the Permitted Exceptions.

     4.4 Certifications; Representations and Warranties. Each request for disbursement by Borrower shall constitute (a) Borrower's certification that the representations and warranties contained in Article 5 below are true and correct in all material respects as of the date of such request, (b) Borrower's certification that Borrower is in compliance with the conditions contained in this Article 4, and (c) Borrower's representation and warranty to Agent, with respect to the Work, materials and other items for which payment is requested that (i) such Work and materials have been incorporated into the Project, free and clear of liens and encumbrances, (ii) the value thereof is as estimated therein, (iii) such Work and materials substantially conform to the Plans and Specifications, this Agreement and all applicable statutes, laws, ordinances, rules and regulations, and (iv) the requisitioned value of such Work and materials and the amounts of all other items of cost for which payment is requested by Borrower have theretofore been in fact paid for in cash by Borrower or the same are then due and owing by Borrower and (unless Agent disburses funds directly to the parties performing the Work or to the Title Company) will in fact be paid in cash by Borrower within five days after Borrower's receipt of the requested disbursement. Neither review nor approval by Agent of requests for disbursement or any information contained therein or any other information provided to Agent in accordance with the other provisions of this Article 4 shall constitute the acceptance or approval by Agent of any portion of the Work or any such information except for the purpose of making the requested disbursement.

     4.5 Costs. For purposes of this Agreement, including without limitation,
Section 4.3 hereof, (a) the cost of labor and material furnished for the Work shall be deemed to be incurred by Borrower when the labor and material have been incorporated into the Project and the payment therefor is due and payable, (b) the cost of services (other than labor included in the Work) shall be deemed to be incurred by Borrower when the services are actually rendered and the payment therefor is due and payable, (c) real estate taxes, interest and insurance premiums shall be deemed to be incurred by Borrower when such items become due and payable, and (d) any other costs shall be deemed to be incurred by Borrower when the payment therefor is due and payable, but not before the value to be received in return for such cost has been received by Borrower.

     4.6 Development Fees. No proceeds of the Loan will be disbursed for development fees but project management direct costs and reimbursable expenses will be paid to HADC as set forth in the Budget.

     4.7 Loan In Balance.

          (a) At all times prior to the Maturity Date, (i) the undisbursed proceeds from the Loan together with the undisbursed amount of the Borrower's Equity and the Subordinate Loan, shall be sufficient to pay all Project Costs remaining unpaid through the projected date on which the Improvements will be substantially completed.

          (b) If Agent reasonably determines that the undisbursed proceeds from the Loan together with the undisbursed amount of the Borrower's Equity and the Subordinate Loan, are insufficient to pay all Project Costs remaining unpaid through the projected date on which the Improvements will be substantially completed, then the Loan shall be deemed "out of balance" to the extent of such excess.

          (c) If Agent reasonably deems the Loan to be out of balance as aforesaid, Borrower shall, within ten days after written request by Agent, deposit with Agent an amount equal to the excess amount. The sums thus deposited with Agent will be disbursed by Agent to complete the Work prior to any further disbursement of proceeds of the Loan (or, if the Work has been completed, to the repayment of the Principal Balance). If such deposit is not made within such time, an Event of Default shall be deemed to have occurred. No interest shall be payable to Agent on such amounts when disbursed to pay the cost of any Work.

          (d) Borrower shall be entitled to reallocate among line items in the Budget without obtaining Agent's prior written consent, so long as such reallocation does not result in an increase in the Project Budget. The amount allocated to the contingency and the interest reserves line shall, at all times, be an amount reasonably acceptable to the Agent.

     4.8 Application of Disbursements.

          (a) Agent shall make each requested disbursement of the Loan to an account maintained by Borrower with Agent within ten days after all of the conditions precedent to such disbursement set forth in Section 4.1 above have been satisfied and all documentation required under Section 4.3 above has been delivered to Agent.

          (b) Notwithstanding the foregoing, neither Agent nor any Lender shall be responsible, liable or obligated to the contractors, sub-contractors, suppliers, materialmen, laborers, architects, engineers, or any other parties, for services or work performed, or for goods delivered by them or any of them, in and upon the Land or employed directly or indirectly in the performance of the Work, or for any debts or claims whatsoever accruing in favor of any such parties and against Borrower or others, or against the Project. It is expressly understood and agreed that Borrower is not and shall not be an agent of Agent or Lenders for any purpose whatsoever. Without limiting the generality of the foregoing, advances made at Agent's option, directly to any contractor, subcontractor or supplier of labor or materials, or any other party, shall not be deemed a recognition by Agent or any Lender of any third party beneficiary status of any such person or entity.

          (c) Borrower covenants and agrees that it shall receive all Loan Advances to be made hereunder by Agent as a trust fund and that Borrower shall withdraw and use said funds solely for the payment of the bills for the labor and materials used in the performance of the Work for which such Loan funds were requested by Borrower, and for the payment of the other items of Project Cost for which such Loan proceeds were requested by Borrower, and for no other purpose whatsoever; however, nothing herein shall impose upon Agent any obligation whatsoever to see to the proper application of any such monies by Borrower.

          (d) Whenever so requested by Agent, Borrower shall promptly furnish Agent written evidence reasonably satisfactory to Agent that all monies theretofore advanced by Lenders pursuant to this Agreement have actually been paid or applied in payment of the cost of performance of the Work and in payment of the other items of Project Cost for which such funds were advanced by Lenders, and until such evidence is produced, at the option of Agent, no future or additional payments or Loan Advances need be made hereunder.

     4.9 Payment of Interest by Agent. Proceeds of the Loan shall be allocated to an interest reserve (the "Interest Reserve") as set forth in the Budget approved by Agent. All accrued interest on the Loan shall be paid from the Interest Reserve until fully disbursed and thereafter from rental income received by Borrower. Borrower hereby authorizes Agent on the first day of each month during the term of the Loan (and on any other date on which interest is due under the Notes) to disburse to itself for the benefit of the Lenders from the undisbursed proceeds of the Interest Reserve to pay all then accrued and unpaid interest on the Loan; provided, however, that such authorization shall not be deemed to limit, reduce or otherwise affect Borrower's obligation to pay interest if (a) there are no remaining amounts in the Interest Reserve, or (b) Agent is entitled to withhold disbursement of the Interest Reserve for any reason.

5. REPRESENTATIONS AND WARRANTIES. In order to induce Lenders to execute this Agreement and to make the Loan, Borrower represents and warrants to Lenders as follows:

     5.1 Borrower. Borrower is a duly formed limited partnership validly existing in the State of Virginia, duly qualified to conduct business in the State of Texas, and has full power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The Limited Partnership Agreement of Borrower dated as of August 26, 2003, a copy of which has been furnished to Agent, is in effect, unamended and are the true, correct and complete documents relating to Borrower's governance. The Certificate of Limited Partnership dated as of November 6, 2003 creating Borrower, a copy of which has been furnished to Agent, is in effect, unamended and is the true, correct and complete document relating to Borrower's creation and governance. Borrower has fully complied with all applicable securities and other laws and regulations in connection with the formation of Borrower and the sale and offer for sale of interests therein.

     5.2 Guarantor. Guarantor has full power and authority to execute the Guaranty, the Indemnity Agreement and all other Loan Documents executed by it and to perform its obligations thereunder.

     5.3 Title. At closing Borrower will own good and marketable fee simple title to the Real Property. The Real Property is owned free and clear of all liens, claims and encumbrances, except the Permitted Exceptions.

     5.4 Improvements. Subject to the terms and conditions contained in this Agreement, Borrower intends to improve the Land with the Improvements. The Work will be performed in substantial accordance with the provisions of the Plans and Specifications and the Budget and all of the other requirements of this Agreement.

     5.5 Validity and Enforceability of Documents. Upon the execution and delivery of the Loan Documents, the Loan Documents shall be valid and binding upon the Borrower and Guarantor in accordance with the respective provisions thereof, and enforceable in accordance with the respective provisions thereof, subject only to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditor's rights. Execution, delivery and performance of the Loan Documents do not and will not contravene, conflict with, violate or constitute a default under the Certificate of Limited Partnership creating Borrower, the Limited Partnership Agreement of Borrower, the organizational agreements of Guarantor or any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which Borrower or Guarantor is a party or is bound or which is binding upon or applicable to the Project or any portion thereof.

     5.6 Litigation. There is not any condition, event or circumstance existing, or any litigation, arbitration, governmental or administrative proceeding, action, examination, claims or demand pending or, to the best of Borrower's knowledge after due inquiry, threatened affecting Borrower, Guarantor or the Project, or involving the validity or enforceability of the Loan Documents or involving any risk of a judgment or liability which, if satisfied, would have a material adverse effect on the financial condition, business or properties of Borrower, Guarantor or the priority of the lien of the Deed of Trust, or which would prevent Borrower or Guarantor from complying with or performing its obligations under this Agreement, the Notes, the Guaranty or any of the other Loan Documents within the time limits set forth therein for such compliance or performance and no basis for any such matter exists.

     5.7 Utilities; Authorities. All utilities necessary for use, operation and occupancy of the Project (including, without limitation, water, storm sewer, sanitary sewer and drainage, electric, gas and telephone facilities) are or will, as a result of the development of the Project, be available at the boundaries of the Land (or in the streets adjoining the Land), and all requirements for the use of such utilities have been fulfilled. All building, zoning, safety, health, fire, water district, sewerage and environmental protection agency permits and other licenses and permits which are required by any governmental authority for construction of the Improvements, and the use, occupancy and operation of the Project as a medical office facility in accordance with the Plans and Specifications have been obtained by or furnished to Borrower and are in full force and effect or will be obtained by and maintained in full force and effect by Borrower when and as required by any governmental authority.

     5.8 Financial Statements; Solvency. All financial statements submitted to Agent relating to Borrower and the Guarantor are true, complete and correct, and have been prepared in accordance with sound accounting principles consistently applied and fairly present the financial condition of the Person to which they pertain and the other information therein described and do not contain any untrue statement of a material fact or omit to state a fact material to the financial statement submitted or this Agreement. No material adverse change has occurred in the financial condition of Borrower, or Guarantor since the dates of each such financial statements. Borrower and Guarantor are able to pay their respective debts as such debts become due, and they have capital sufficient to carry on their respective present businesses and transactions and all businesses and transactions in which they are about to engage and neither Borrower nor Guarantor (i) are bankrupt or insolvent, (ii) have made an assignment for the benefit of its or his creditors, (iii) have had a trustee or receiver appointed,
(iv) have had any bankruptcy, reorganization or insolvency proceedings instituted by or against it or him, or (v) shall be rendered insolvent by its or his execution, delivery or performance of this Agreement, the Loan Documents or by the transactions contemplated hereunder and thereunder.

     5.9 Compliance with Laws. Upon completion of the Work in substantial accordance with the Plans and Specifications, the Project and the use, occupancy and operation (subject to the acquisition of appropriate healthcare governmental authorities approvals and certifications by the owner of the hospital operations) thereof for their intended purposes will not, violate any laws, statutes, ordinances, rules, orders or regulations of any kind whatsoever (including without limitation, those relating to environmental protection, water use, zoning, building, fire, health or safety), any contractual arrangements with third parties or any covenants, conditions, easements, rights of way or restrictions of record. Neither Borrower nor any agent thereof has received any notice, written or otherwise, alleging any such violation, which violation has not previously been cured. Upon completion of the Work in accordance with the Plans and Specifications, the Project will be in full compliance and conformity with all zoning requirements, including without limitation, those relating to setbacks, height, parking, floor area ratio, fire lanes and percentage of land coverage. No right to any off-site facilities will be necessary to insure compliance by the Project with all environmental protection, public highway, water use, zoning, building, fire, health, safety or similar statutes, laws, ordinances, codes, rules, regulations, orders and decrees.

     5.10 Construction Contract. Pursuant to the Construction Contract, the Contractor has agreed to construct the Improvements. The Construction Contract is in full force and effect, unamended, and no default exists thereunder by either party thereto. In the event of any conflict between the terms of the Construction Contract, other Subcontracts and this Agreement or any other Loan Document, Borrower shall abide by and shall cause the applicable Contractor to act in accordance with the provisions of the Loan Documents.

     5.11 Subcontracts. Pursuant to the requirements of Section 7.15 below, Borrower will promptly deliver to Agent true, complete and correct copies of all Subcontracts that are entered into after the date hereof.

     5.12 Plans and Specifications. Borrower has delivered to Agent true, complete and correct copies of all of the Plans and Specifications listed in EXHIBIT "E" attached hereto and the plans and specifications listed in EXHIBIT "E" are the Plans and Specifications which have been approved by Agent.

     5.13 Budget. The Budget is a true, complete and correct budget with respect to Project Costs. The total of all Project Costs as specified in the Budget will not exceed $23,677,204.

     5.14 Hazardous Materials. Except as set forth in the Reports (as defined in the Deed of Trust) and otherwise disclosed to Agent, neither Borrower nor Guarantor has any knowledge of any Hazardous Materials that have been generated, released, stored or deposited over, beneath or on the Land or in any structure located on the Land. No Hazardous Materials will be used in the construction of all or any portion of the Project, nor, to the best of Borrower's knowledge after due inquiry, has any part of the Land been used for or as a land fill, the result of which could impose any liability against Borrower, Agent, Lenders or the Project under any applicable law or regulation, including, without limitation the laws and regulations mentioned in the definition of "Hazardous Materials" set forth above. Borrower covenants that it shall indemnify, hold harmless and defend Agent and Lenders from any and all claims, losses, damages, response costs and expenses (collectively, "Claims") arising out of or in any way relating to the past, present or future presence, removal or disposal of any Hazardous Materials over, beneath, in or on the Project regardless of whether such presence, removal or disposal constitutes a breach of the representations, warranties, covenants and agreements set forth in this Section, including, but not limited to: (a) claims of third parties (including governmental agencies) for damages, penalties, response costs, injunctive or other relief; (b) costs of removal and restoration, including fees of attorneys and experts and costs of reporting the existence of any Hazardous Materials to any governmental agency; and (c) any and all expenses or obligations incurred at, before and after any trial or appeal therefrom, including without limitation, attorneys' fees, witness fees, deposition costs, photocopying charges and other expenses, all of which shall be paid by Borrower when incurred. The provisions of the foregoing representations, warranties and covenants shall not limit the provisions of the Indemnity Agreement and the rights, remedies and protections herein and therein shall be cumulative.

     5.15 Financing Statements. There are no UCC financing statements in effect other than those to be filed and/or recorded by Agent which name Borrower as debtor and pertaining to any rights in any of the Personal Property.

     5.16 Event of Default. No Event of Default has occurred, and no event or condition exists, that with the giving of notice, the passage of time or both could constitute an Event of Default.

     5.17 Sale Agreements. There are no sale contracts affecting all or any portion of the Project as of the date hereof.

     5.18 Environmental Matters. There are no facilities on the Real Estate that are subject to reporting under Section 312 of the federal Emergency Planning and Community Right-To-Know Act of 1986, 43 U.S.C. Section 11022, and federal regulations promulgated thereunder. Except as set forth in the Reports or otherwise disclosed by Borrower to Agent, the Real Estate does not contain any underground storage tanks.

     5.19 Continuation of Representations and Warranties. All representations and warranties which have been made by Borrower and Guarantor shall be true in all respects at the time of each disbursement of the Loan, and in the event of any material breach, misrepresentation or omission, Lenders shall have the absolute right to terminate their obligations under this Agreement (without any obligation to refund any loan fees previously paid), and upon demand by Agent, Borrower shall reimburse Agent for the Loan Expenses, and Agent shall be entitled to recover from Borrower all losses and damages resulting therefrom.

6. CASUALTIES AND CONDEMNATION.

     6.1  Agent's Election to Apply Proceeds on Indebtedness.

          (a) Subject to the provisions of Section 6.1(b) below, Agent, for the benefit of Lenders, may elect to collect, retain and apply upon the indebtedness of Borrower under this Agreement or any of the other Loan Documents all proceeds of insurance or condemnation (individually and collectively referred to as "Proceeds") after deduction of all expenses of collection and settlement, including attorneys' and adjusters' fees and charges. Any proceeds remaining after repayment of the indebtedness under the Loan Documents shall be paid by Agent to Borrower.

          (b) Notwithstanding anything in Section 6.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, Borrower shall have the option of applying the Proceeds to restoration of the Improvements if (i) no Event of Default exists, (ii) all Proceeds are deposited with Agent, (iii) in Agent's reasonable judgment, the amount of Proceeds available for restoration of the Improvements (together with undisbursed proceeds of the Loan, if any, allocated for the cost of the Construction and any sums or other security acceptable to Agent deposited with Agent by Borrower for such purpose) is sufficient to pay the full and complete costs of such restoration, (iv) no leases for space in the Project will be terminated as a result of such casualty or condemnation, (v) the cost of restoration exceeds twenty percent (20%) of the Loan Amount, in Agent's sole determination after completion of restoration the Loan Amount (as the same may be reduced by Borrower) will not exceed 75% of the fair market value of the Project, (vi) in Agent's reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, and
     (vii) in Agent's reasonable determination, such restoration is likely to be completed not later than three months prior to the Maturity Date.

     6.2 Borrower's Obligation to Rebuild and Use of Proceeds Therefor. In case Agent does not elect to apply or does not have the right to apply the Proceeds to the indebtedness, as provided in Section 6.1 above, Borrower shall:

          (a) Proceed with diligence to make settlement with insurers or the appropriate governmental authorities and cause the Proceeds to be deposited with Agent;

          (b) In the event of any delay in making settlement with insurers or the appropriate governmental authorities or effecting collection of the Proceeds, deposit with Agent the full amount required to complete construction as aforesaid;

          (c) In the event the Proceeds and the available proceeds of the Loan are insufficient to assure the Agent that the Loan will be In Balance, promptly deposit with Agent any amount necessary to place the Loan in Balance; and

          (d) Promptly proceed with the assumption of construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

     Any request by Borrower for a disbursement by Agent of Proceeds and funds deposited by Borrower shall be treated by Agent as if such request were for an advance of the Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower's compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of the Loan.

7. BORROWER'S COVENANTS.

     7.1 Manner of Construction. Borrower shall, at its expense, cause the Work to be diligently and expeditiously carried out, in a good and workmanlike manner, in accordance with the Plans and Specifications and all applicable laws, ordinances and regulations. All materials, fixtures, equipment and other articles used in the construction or equipping of the Project shall comply with the Plans and Specifications. Subject to Force Majeure, Borrower shall cause the Improvements to be completed on or before the Completion Date.

     7.2 Certificate of Completion. Within thirty days after the Project is substantially completed, Borrower shall deliver to Agent a certificate of the Contractor stating that the Project has been completed in substantial accordance with the Plans and Specifications and all applicable laws and regulations.

     7.3 Change Orders. Borrower shall not, without the prior written approval of Agent, make or permit any modification of the Plans and Specifications, or amend or modify the Construction Contracts, or enter into any change orders or additional contracts for the performance of any portion of the Work; provided, however, Borrower shall have the right to enter into one or more amendments, change orders or additional contracts so long as (i) no Event of Default or event or circumstance that with the passage of time, the giving of notice, or both, would constitute an Event of Default, then exists under this Agreement or any of the other Loan Documents, (ii) such amendment, change order or additional contract does not involve work of a structural nature or modify the exterior of the Improvements and does not increase the total Project Cost in excess of Twenty-Three Million Six Hundred Seventy-Seven Thousand Two Hundred Four Dollars ($23,677,204), and (iii) following the implementation of each such amendment, change order or additional contract, the amount of the contingency reserve contained in the Budget shall be an amount reasonably acceptable to the Agent. As a condition precedent to Agent approving any amendment, change order or additional contract, or to Borrower entering into any other contract for the performance of any portion of the Work, Borrower shall, immediately upon request of Agent and prior to commencing any Work relating to any such amendment, change order or additional contract, deposit with Lender an amount of money as reasonably determined by Agent after taking into account the additional costs and expenses resulting from said amendment, change order, or additional contract.

     7.4 Compliance with Laws. Borrower shall comply or cause compliance with all applicable building codes, zoning ordinances, environmental protection, health and safety laws and regulations and other laws and regulations governing the construction, development, use and operation of the Project and the development, operation and sale of the Improvements. Evidence of such compliance shall be submitted to Agent on request.

     7.5 Inspection. Borrower shall permit inspection of the Project by Agent, the Consultant and any other agent or designee of Agent. In addition, upon prior reasonable notice, Borrower shall permit Agent and/or its agents and designees access to and the right to inspect, audit and copy all books, records, contracts, leases and other documents and information relating to Borrower or the Project. All such books, records and accounts of operations relating to the Project shall be kept in accordance with sound accounting practices consistently applied. Borrower shall promptly respond to any inquiry from Agent for information with respect to the Project which information may be verified by Agent at Borrower's expense; provided, however, that Agent shall at all times be entitled to rely upon any statements or representations made by Borrower or any agent thereof.

     7.6 Mechanics' Liens. Borrower shall not permit any mechanics' lien claims to be filed or otherwise asserted against the Project or against any funds due any contractor or subcontractor, and Borrower shall promptly (and in any event within fifteen days after Borrower has received notice of such filing) discharge or cause to be discharged the same in case of the filing of any claims for lien or proceedings for the enforcement thereof; provided that in connection with any such lien or claim which Borrower may in good faith desire to contest, Borrower may contest the same by appropriate legal proceedings diligently prosecuted, but only if Borrower shall furnish to the Title Company such security or indemnity as the Title Company requires to induce the Title Company to issue an endorsement to the Title Policy insuring over the exception created by such lien, and provided further, that Lenders shall not be required to make any further disbursements of the Loan until any mechanics' lien claims have been so insured against by the Title Company.

     7.7 Release by Agent. With respect to the matters set forth in Section 7.6 above, if Borrower shall (a) fail promptly to discharge any asserted liens or claims, or (b) fail promptly to contest asserted liens or claims or to give security or indemnity in the manner provided in Section 7.6 above, or (c) having commenced to contest the same, and having given such security or indemnity, fail to prosecute such contest with diligence, or to maintain such indemnity or security so required by the Title Company for its full amount, or (d) upon adverse conclusion of any such contest, fail promptly to cause any judgment or decree to be satisfied and lien to be released, then Agent may, but shall not be required to, upon prior written notice to Borrower procure the release and discharge of any such claim and any judgment or decree thereon and, further, may, in its sole discretion, effect any settlement or compromise of the same, or may furnish such security or indemnity to the Title Company, and any amounts so expended by Agent, including premiums paid or security furnished in connection with the issuance of any surety company bonds, shall be deemed to constitute disbursements of the proceeds of the Loan hereunder and shall bear interest from the date so disbursed until paid at the Default Rate. In settling, compromising or discharging any claims for lien, Agent shall not be required to inquire into the validity or amount of any such claim.

     7.8 Financial Statements; Reports. During the term of the Loan, Borrower will furnish to Agent: (i) on or before the thirtieth (30th) day following the end of each calendar quarter commencing upon completion and occupancy of the Project quarterly operating statements, balance sheets and rent rolls for Borrower, (ii) within ten (10) days after receipt by Borrower financial statements for each of the tenants in the Project if Borrower is entitled to financial statements under the respective tenant lease, and (iii) within thirty
(30) days after the same are filed, copies of the federal tax returns for Borrower and the Trust, together with copies of all filings by the Trust with the Securities and Exchange Commission. With respect to financial statements of tenants in the Project, failure to furnish such financial statements shall not be an Event of Default hereunder so long as Borrower makes a responsible effort to do so.

     7.9 Affirmation of Representations and Warranties. Borrower agrees that all representations and warranties of Borrower contained in Article 5 hereof shall remain true in all material respects at all times until the Loan is repaid in full.

     7.10 Title. Except for (a) the Deed of Trust and other security for the Loan, and (b) the Permitted Exceptions, Borrower shall keep the title to the Real Property and the Personal Property free of all liens, claims and encumbrances, whether senior or junior to or at parity with the Deed of Trust and such other security, subject, however, to Borrower's right to contest mechanics' liens provided in Section 7.6 above.

     7.11 Proceedings Affecting Property. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful the construction, occupancy, use, maintenance or operation of the Project, or any portion thereof, Borrower shall cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and shall, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings. All such proceedings, including without limitation, all of Agent's costs, and fees and disbursements of Agent's counsel in connection with any such proceedings, whether or not Agent is a party thereto, shall be at Borrower's expense. To the extent that Agent incurs any such expenses, including attorneys' fees and fees and charges for court costs, bonds and the like, Borrower shall reimburse Agent for such expenses and the amount due Agent shall bear interest from the date so incurred by Agent until repaid to Agent at the Default Rate and shall be payable to Agent on demand. The foregoing provisions of this Section 7.11 shall not limit or affect the provisions of Section 10(i) below.

     7.12 Disposal and Encumbrance of Property. Except for the Lease and the Subordinate Loan, Borrower shall not, without the Required Lender's prior written consent, suffer, permit or enter into any agreement for any sale, lease, transfer, or in any way encumber or dispose of or grant or suffer any security or other assignment (collateral or otherwise) of or in all or any portion of the Project. Any consent given by Agent or deemed to have been given by Agent, or any waiver of default under this Section 7.12, shall not constitute a consent to, or waiver of any right, remedy or power of Agent under any subsequent default hereunder.

     7.13 Insurance. Borrower shall obtain and at all times maintain the insurance required upon the terms of the Deed of Trust. Borrower shall pay all premiums on all insurance policies required from time to time under this Agreement, and thirty days prior to expiration of any such policies, Borrower shall furnish to Agent, with premiums prepaid, additional and renewal policies in form, and with companies, coverage, deductibles and amounts satisfactory to Agent. In the event of failure by Borrower to provide such insurance, Agent may, but shall not be required to, place insurance and treat the amounts expended therefor as disbursements of Loan proceeds and such amounts from the date so expended by Agent until repaid to Agent shall bear interest at the Default Rate. Borrower shall not store materials or supplies on the Project site without first providing to Agent evidence of insurance covering such materials or supplies, in form and substance satisfactory to Agent.

     7.14 Performance of Obligations; Notice of Default. Borrower shall promptly and fully perform and comply in all respects with the obligations, terms, agreements, provisions and requirements of this Agreement and the other Loan Documents and all other documents and instruments relating thereto and will not permit to occur any default or breach hereunder or thereunder. Borrower shall promptly give to Agent notice of the occurrence of any event which does or would with the passage of time or the giving of notice, or both, constitute an Event of Default, or have any material adverse effect on any security for the Loan or on Borrower's ability to perform its obligations under this Agreement or any of the other Loan Documents or on the Guarantor's ability to perform its obligations under the Guaranty and the other Loan Documents to which it is a party.

     7.15 Subcontracts. Within ten days after being executed, Borrower shall deliver to Agent a copy of each Subcontract entered into by the Contractor for an amount exceeding $500,000.

     7.16 Restrictions Affecting Borrower. Borrower covenants and agrees that, without the prior written consent of Agent, there shall not occur: (i) any amendment or modification of the Certificate of Limited Partnership or Partnership Agreement establishing or governing Borrower, (ii) the release or discharge of any partner of Borrower, (iii) the admission of any new partner, or
(iv) any change in the beneficial ownership of Borrower which reduces the interest held by the Trust to less than Fifty-One Percent (51%). Provided, however, that borrower shall be entitled to offer up to thirty percent (30%) of the ownership interest in Borrower to tenants in the Project upon such terms reasonably acceptable to Agent, which acceptance shall not be unreasonably withheld, delayed or conditioned.

     7.17 Use of Receipts. Borrower shall cause all rents and other income and receipts realized and received by Borrower from and in connection with the Project during the term of the Loan to be used, first for the purpose of paying interest on the Loan in accordance with Section 4.9 above, and then for the actual costs and expenses incurred by Borrower in connection with the ownership, operation, management and repair of the Project, including without limitation, operating expenses, real estate taxes and insurance premiums.

     7.18 Additional Documents. Borrower shall not record any document pertaining to the title to the Land without the prior written approval of Agent of the form and substance of such documents.

8. LOAN EXPENSES. Borrower agrees to pay all of the Loan Expenses. Any Loan Expenses paid by Agent shall bear interest commencing on the date demand for repayment thereof is made by Agent until paid at the Default Rate and shall be paid by Borrower upon demand, or may be paid by Agent at any time by disbursement of proceeds of the Loan. Any Loan Expenses paid by Agent shall be reimbursed to Agent by Borrower regardless of whether there shall be any disbursements of the Loan.

9. AGENT'S REPRESENTATIVES. Agent, at Borrower's expense as identified in the Budget, shall have the right to engage third party personnel in connection with negotiation, documentation and administration of the Loan, including without limitation, the Consultant, to (i) review the Plans and Specifications, (ii) review Borrower's final construction budget, (iii) conduct monthly inspections of the Work and report on the progress of construction thereof, (iv) review all change orders, (v) review applications for disbursements and accompanying documents, (vi) issue reports and certificates to Agent, (vii) inspect the structural, mechanical, electrical, plumbing, HVAC and roof systems constituting the Work, (viii) determine whether the Work has been completed in accordance with the Plans and Specifications, and (ix) provide other services as requested by Agent, and Borrower shall fully cooperate with the Consultant and other personnel in all reasonable respects in connection therewith.

10. EVENTS OF DEFAULT. The occurrence of any one or more of the following shall constitute an "Event of Default":

          (a) Failure by Borrower or any other obligor to pay any installment of principal or interest or any other amount payable pursuant to the Notes, this Agreement, the Indemnity Agreement or any of the other Loan Documents on or before the fifth day after the date when such amount is due and payable; provided, however, no such five day grace period shall be permitted with respect to the final payment of the Notes due and payable on the Maturity Date.

          (b) Failure by Borrower or Guarantor to promptly perform or cause to be performed any non-monetary obligation or observe any non-monetary condition, covenant, term, agreement or provision required to be performed or observed by Borrower or Guarantor under this Agreement, the Notes, the Deed of Trust, the Indemnity Agreement or any of the other Loan Documents; provided, however, that if such failure by its nature can be cured, then so long as the continued operation and safety of the Project, and the priority, validity and enforceability of the lien created by the Deed of Trust or any of the other Loan Documents and the value of the Project are not imminently impaired, threatened or jeopardized, then Borrower shall have a period (the "Cure Period") of thirty (30) days after written notice from Agent of any such failure of performance or observance to cure or cause the cure of the same, and an Event of Default shall not be deemed to exist during the Cure Period, provided further that if Borrower commences to cure such failure during the Cure Period and is diligently and in good faith attempting to effect such cure, the Cure Period shall be extended for thirty additional days, but in no event shall the Cure Period be longer than sixty (60) days in the aggregate. The foregoing Cure Period is intended only to apply in circumstances not referred to in any of the other paragraphs of this Section 10; Borrower's right to a grace or cure period, if any, with respect to such other circumstances are to be governed by the provisions of such other paragraphs.

          (c) The existence of any material inaccuracy or untruth in any representation, covenant or warranty contained in this Agreement or any other Loan Documents, or of any statement or certification as to facts delivered to Agent by or on behalf of Borrower, Guarantor or any other applicant for the Loan.

          (d) A discontinuance of the construction of the Work for a period of thirty consecutive business days (unless otherwise approved by Agent), other than a discontinuance resulting from Force Majeure events (it being understood that a delay caused by an insufficiency of funds shall not be deemed to be beyond the control of Borrower), or any delay in the Work, other than Force Majeure events, the result of which may be, in Agent's sole judgment, that the Work will not be substantially completed on or before the Completion Date; provided, however, in no event shall completion of the Work extend beyond the Maturity Date.

          (e) At any time Borrower or Guarantor files a voluntary petition in bankruptcy, or institutes (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or admits in writing his or its inability to pay his or its debts as they mature, or makes an assignment for the benefit of its creditors, or seeks or consents to the appointment of any receiver, trustee or similar officer for all or any substantial part of its property.

          (f) The commencement of any involuntary petition in bankruptcy against Borrower or Guarantor or the institution against Borrower or Guarantor of any reorganization, arrangement, composition, readjustment, dissolution, liquidation or similar proceedings under any present or future federal, state or other statute or law, or the appointment of a receiver, trustee or other officer for all or any substantial part of the property of Borrower or Guarantor which remains undismissed or undischarged for a period of sixty (60) days.

          (g) The disapproval by Agent at any time of any Work for failure to comply with the Plans and Specifications or any other provisions of this Agreement, and Borrower's failure to cause the same to be corrected to the satisfaction of Lender within fifteen business days after the date Borrower is given written notice of such disapproval.

          (h) Any sale, transfer, lease, assignment, conveyance, financing, lien, encumbrance or other transaction made in violation of Section 7.12 or
     7.16 above.

          (i) Failure of Borrower for a period of thirty days after Agent's demand to procure the reversal, dismissal or disposition to Agent's satisfaction of any order enjoining or otherwise preventing or declaring invalid or unlawful the construction, occupancy, maintenance, operation or use of the Project, or any portion thereof, in the manner required by the terms of this Agreement, or of any proceedings which could affect the validity or priority of the lien of the Deed of Trust or any of the other security for the Loan, or which could materially affect Borrower's ability to perform its obligations under this Agreement or the other Loan Documents or Guarantor's obligations under the Guaranty.

          (j) Except as set forth in the Subordinate Loan Documents, the attachment, seizure, levy upon or taking of possession by any receiver, custodian or assignee for the benefit of creditors of all or a substantial part of the property of Borrower or Guarantor which is not stayed or dismissed within thirty days after the occurrence thereof.

          (k) The assignment or attempted assignment of this Agreement by Borrower without Agent's prior written consent.

11. EXERCISE OF REMEDIES.

     11.1 Remedies. Upon the occurrence of any Event of Default, Agent with the approval of the Required Lenders (for the benefit of Lenders), in addition to availing itself of any remedies conferred upon it by law and by the terms of the Notes, the Deed of Trust and the other Loan Documents, may pursue any one or more of the following remedies first, concurrently or successively with each other and with any other available remedies, it being the intent hereof that none of such remedies shall be to the exclusion of any others:

          (a) Take possession of the Project and complete the Work and do anything necessary or desirable in Agent's sole judgment to fulfill the obligations of Borrower hereunder, including either the right to avail itself of and procure performance of the Construction Contract, any Subcontracts or any other contract entered into for the performance of all or any portion of the Work (or any substitute therefor), or to let new or additional contracts with the same contractors or subcontractors or others, and to employ watchmen to protect the Project from injury. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes Agent its lawful attorney-in-fact with full power of substitution (i) to complete the Work in the name of Borrower; (ii) to use portions of the Loan or other funds which may be reserved, escrowed or set aside for any purposes hereunder at any time to complete the Work; (iii) to make changes in the Plans and Specifications which shall be reasonably necessary or reasonably desirable to complete the Work; (iv) to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for such purposes; (v) to pay, settle or compromise all existing bills and claims, which may be liens or security interests or to avoid such bills and claims becoming liens or security interests against the Project, or as may be necessary or desirable for the completion of the Work or for the clearance of title; (vi) to execute all applications and certificates in the name of Borrower which may be required by any of the Loan Documents; (vii) to prosecute and defend all actions or proceedings in connection with the Work; (viii) to take such action and require such performance as it deems necessary under any of the bonds to be furnished pursuant to the provisions hereof and to make settlements and compromises with the surety or sureties thereunder, and in connection therewith, to execute instruments of release and satisfaction; it being understood that the foregoing power of attorney is coupled with an interest and cannot be revoked. All sums expended by Agent pursuant to this Article 11 shall be deemed to have been paid to Borrower and secured by the Deed of Trust and the other Loan Documents, and shall bear interest at the Default Rate until repaid to Agent.

          (b) Withhold further disbursements of proceeds of the Loan.

          (c) Declare the unpaid indebtedness evidenced by the Notes to be immediately due and payable.

          (d) Exercise any of the rights and remedies contained in this Deed of Trust and/or any of the other Loan Documents and/or exercise any other rights and remedies that Agent may have at law or in equity.

          (e) Apply the balance of any deposits made with Agent toward the repayment of the Loan.

12. MISCELLANEOUS.

     12.1 Additional Indebtedness. If any advances or payments made by Agent or Lenders pursuant to this Agreement or any other Loan Document, together with disbursements of the Loan, shall exceed the aggregate face amount of the Notes, all such advances and payments shall constitute additional indebtedness secured by the Deed of Trust and all other security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid.

     12.2 Additional Acts. Borrower shall, upon request, execute and deliver such further instruments and documents and do such further acts and things as may be reasonably required to provide to Agent the evidence of and security for the Loan contemplated by this Agreement.

     12.3 Loan Agreement Governs. In the event of any inconsistency between any provision of this Agreement and any provision of any other Loan Document, the provision of this Agreement shall govern; provided, however, that the provisions of all of the Loan Documents shall be construed as an integrated set of provisions governing the Loan and, accordingly, shall be interpreted and construed liberally to give the maximum validity, enforceability and effect to all of such provisions.

     12.4 Additional Advances. If an Event of Default shall occur, Agent may, but shall not be obligated to, take any and all actions to cure such default, and all amounts expended in so doing, all Loan Expenses and all other amounts paid or advanced by Agent pursuant to the Loan Documents, and all other amounts advanced by Agent in connection with the performance of the Work or preserving any security for the Loan, shall constitute additional advances of the Loan, shall be secured by the Deed of Trust and all other security for the Loan, and shall bear interest at the Default Rate from the date advanced until paid.

     12.5 Amendment; Waiver; Approval. This Agreement shall not be amended, modified or supplemented without the written agreement of Borrower and Lenders at the time of such amendment, modification or supplement. No waiver of any provision of this Agreement or any of the other Loan Documents shall be effective unless set forth in writing signed by the party making such waiver, and any such waiver shall be effective only to the extent therein set forth. Failure by Agent or Lenders to insist upon full and prompt performance of any provisions of this Agreement or any of the other Loan Documents, or to take action in the event of any breach of any such provision or upon the occurrence of any Event of Default, shall not constitute a waiver of any rights of Agent or Lenders, and Agent and Lenders may at any time thereafter exercise all available rights and remedies with respect to such breach or Event of Default. Receipt by Agent of any instrument or document shall not constitute or be deemed to be an approval thereof. Any approvals required under any of the other Loan Documents must be in writing, signed by Agent (or all of the Lenders, as applicable) and directed to Borrower.

     12.6 Notice. All notices, communications and waivers under this Loan Agreement shall be in writing and shall be (i) delivered in person or (ii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or (iii) by overnight express carrier, addressed in each case as follows:

          To Agent:       The Huntington National Bank
                          201 North Illinois Street, Suite 1800
                          Indianapolis, Indiana 46204
                          Attention: Bradley D. Rust

          With copy to:   Barnes & Thornburg LLP
                          11 South Meridian Street
                          Indianapolis, Indiana 46204
                          Attention: Richard L. Johnson, Esq.

          To LaSalle:     LaSalle Bank National Association
                          135 South LaSalle Street, Suite 1225
                          Chicago, Illinois 60603

                          Attention: Robert E. Goeckel

          With copy to:   DLA Piper Rudnick Gray Cary US LLP
                          203 North LaSalle, Suite 1900
                          Chicago, IL 60601
                          Attention: Brian K. Doyle, Esq.

          To KeyBank      KeyBank Real Estate Capital
                          1200 Abernathy Road NE, Suite 1550
                          Atlanta, Georgia 30328
                          Attention: Jay Johns

          With copy to:   McKenna Long & Aldridge LLP
                          303 Peachtree Street, Suite 5300
                          Atlanta, Georgia 30308
                          Attention: William F. Timmons, Esq.

          To Borrower:    c/o Windrose Medical Property Trust
                          3502 Woodview Trace, Suite 210
                          Indianapolis, Indiana 46268
                          Attention: Frederick L. Farrar, President

          With a copy to: Daniel R. Loftus, Esq.
                          General Counsel
                          Windrose Medical Properties Trust
                          3502 Woodview Trace, Suite 210
                          Indianapolis, Indiana 46268

or to any other address as to either of the parties hereto, as such party shall designate in a written notice to the other party hereto. All notices sent pursuant to the terms of this Section 12.6 shall be deemed received (i) if personally delivered, then on the date of delivery, (ii) if sent by overnight, express carrier, then on the next Business Day immediately following the day sent, or (iii) if sent by registered or certified mail, on the earlier of the third Business Day following the day sent or when actually received. Notwithstanding anything in this Agreement to the contrary, all notices, demands, requests or other communication by and between Borrower and Lenders shall occur through Agent, and all payments required of Borrower to Lenders shall be made by Borrower to Agent.

     12.7 Benefit; Assignment. The rights, powers and remedies of Agent and Lenders under this Agreement shall inure to the benefit of Agent and Lenders and their respective successors and assigns. The rights and obligations of Borrower under this Agreement may not be assigned and any purported assignment by Borrower shall be null and void.

     12.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     12.9 Indemnity. Borrower agrees to indemnify, defend and hold Agent and Lenders harmless from and against any and all liabilities, obligations, losses, damages, claims, costs and expenses (including reasonable attorneys' fees and court costs) of whatever kind or nature which may be imposed on, incurred by or asserted against Agent or Lenders at any time which relate to or arise from the performance of the Work, the offer to rent all or any portion of the Project and/or the ownership, use, operation or maintenance of the Project, including without limitation, any brokerage commissions or finder's fees asserted by, through or under Borrower against Agent or Lenders with respect to the making of the Loan and any damages incurred by Agent or Lenders by reason of the construction of Borrower and Agent or Lenders as having the relationship of joint venturers or partners or Borrower or Agent or Lenders being deemed to have acted as agent for the other, except to the extent such liability, obligation, loss, damage, claim, cost or expense arises or results directly from the gross negligence or willful misconduct of Agent or Lenders, their agents or their representatives following the date, if any, on which Agent or Lenders become mortgagee in possession of the Project or if Agent or Lenders do not become mortgagee in possession of the Project, the date, if any, on which Agent or Lenders or their nominee acquires title to the Project. To the extent the provisions of this Section 12.9 are inconsistent with the terms and provisions of the Deed of Trust, the provisions of the Deed of Trust shall be deemed controlling.

     12.10 Headings. The titles and headings of the articles and paragraphs of this Agreement have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

     12.11 No Partnership or Joint Venture. Lenders, by executing and performing this Agreement shall not become a partner or joint venturer with Borrower or any partner of Borrower or any of their respective associates or affiliates and all inspections of the Project herein provided for are for the sole benefit of Lenders.

     12.12 Time is of the Essence. Time is of the essence of the payment of all amounts due Agent and Lenders under this Agreement and performance and observance by Borrower of each covenant, agreement, provision and term of this Agreement and the other Loan Documents.

     12.13 Invalid Provisions. In the event any one or more of the provisions contained in this Agreement or in any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other Loan Document, and this Agreement and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been in the Loan Documents.

     12.14 Offset. Without limitation of any other right or remedy of Lenders hereunder or provided by law, any indebtedness relating to the Project or its operation and now or hereafter owing to Borrower by Lenders (including, without limitation, any amounts on deposit in any demand, time, savings, passbook or like account maintained by Borrower with any Lender) may be offset and applied by Lenders hereunder, or under the Notes, the Deed of Trust or any of the other Loan Documents.

     12.15 Acts by Lenders. Notwithstanding anything herein contained to the contrary, Lenders will not be required to make any disbursement or perform any other act under this Agreement if, as a result thereof, Lenders will violate any law, statute, ordinance, rule, regulation or judicial decision applicable thereto.

     12.16 Joint and Several Liability; Binding Provisions. The obligations and liabilities of Borrower under this Agreement shall be joint and several. The covenants, warranties, agreements, obligations, liabilities and responsibilities of Borrower under this Agreement shall be binding upon and enforceable against Borrower and its legal representatives, administrators, successors and permitted assigns.

     12.17 Counterparts. This Agreement may be executed in counterparts, and all said counterparts when taken together shall constitute one and the same Agreement.

     12.18 No Third Party Borrower. This Agreement is only for the benefit of the parties hereto. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of such parties.

     12.19 Sign. Subject to compliance with applicable laws, codes and ordinances, Lenders reserve the right to publicize the making of the Loan in any manner they deem appropriate, including, without limitation, advertisements in trade journals and newspapers. In addition, Borrower agrees that Agent shall have the right to erect and maintain a sign at the Project, at Agent's expense, in a prominent location for the first twelve months of the Loan. Lenders acknowledge and agree that any public announcement of this Loan will not be made by Lenders without the prior approval of Borrower, which will not be unreasonably withheld or delayed.

     12.20 CUSTOMER IDENTIFICATION - USA PATRIOT ACT NOTICE; OFAC AND BANK SECRECY ACT. Lenders hereby notify Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26,
2001) (the "Act"), and Lenders' policies and practices, Lenders are required to obtain, verify and record certain information and documentation that identifies Borrower, which information includes the name and address of Borrower and such other information that will allow Lender to identify Borrower in accordance with the Act. In addition, Borrower shall (a) ensure that no person who owns a controlling interest in or otherwise controls Borrower or any subsidiary of Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, and (c) comply, and cause any of its subsidiaries to comply, with all applicable Bank Secrecy Act ("BSA") laws and regulations, as amended.

     12.21 WAIVER OF RIGHT TO JURY TRIAL. LENDERS AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN AND THEREIN WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY COURT PROCEEDING ARISING OUT OF ANY SUCH

CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

13. ASSIGNMENTS AND PARTICIPATIONS.

     13.1 Assignments and Participations.

          (a) Each Lender shall have the right to assign, transfer, sell, negotiate, pledge or otherwise hypothecate this Agreement and any of its rights and security hereunder and under the other Loan Documents to any other Eligible Assignee with the prior written consent of the Agent and with the prior written consent of Borrower, which consent by the Borrower and the Agent shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower or Agent shall be required if the Eligible Assignee is also a Lender or of Borrower if an Event of Default then exists); provided, however, that (i) the parties to each such assignment shall execute and deliver to Agent, for its approval and acceptance, an Assignment and Acceptance, (ii) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement, (iii) unless the Agent and, so long as no Event of Default exists, Borrower otherwise consent, the aggregate amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment shall in no event be less than Two Million Dollars ($2,000,000) (provided, however, at all times the Agent shall retain not less than Six Million Dollars ($6,000,000), (iv) the Agent shall receive from the assigning Lender a processing fee of Three Thousand Five Hundred Dollars ($3,500), and (v) if the assignment is less than the assigning Lender's entire interest in the Loan, the assigning Lender must retain at least Two Million Dollars ($2,000,000) for any Lender other than Agent, in Agent's discretion) interest in the Loan.. The Agent may designate any Eligible Assignee accepting an assignment of a specified portion of the Loan to be a Co-Agent, an "Arranger" or similar title, but such designation shall not confer on such Assignee the rights or duties of the Agent. Upon such execution, delivery, approval and acceptance, and upon the effective date specified in the applicable Assignment and Acceptance,
     (a) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents, and Borrower hereby agrees that all of the rights and remedies of Lenders in connection with the interest so assigned shall be enforceable against Borrower by an Eligible Assignee with the same force and effect and to the same extent as the same would have been enforceable but for such assignment, and (b) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and thereunder.

          (b) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) except as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished in connection therewith; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished in connection therewith; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with such financial statements, Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Assignment and Acceptance and to become a Lender hereunder; (iv) such Eligible Assignee will, independently and without reliance upon Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

          (c) Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in its records the names and address of each Lender and the Commitment of, and Percentage of the Loan owing to, such Lender from time to time. Borrower, the Agent and Lenders may treat each entity whose name is so recorded as a Lender hereunder for all purposes of this Agreement.

          (d) Upon receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee, Agent shall, if such Assignment and Acceptance has been properly completed and consented to if required herein, accept such Assignment and Acceptance, and record the information contained therein in its records, and the Agent shall use its best efforts to give prompt notice thereof to Borrower (provided that neither the Agent nor the Lenders shall be liable for any failure to give such notice).

          (e) Borrower shall use reasonable efforts to cooperate with Agent and each Lender in connection with the assignment of interests under this Agreement or the sale of participations herein.

          (f) Anything in this Agreement to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Agreement, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations hereunder. To facilitate any such pledge or assignment, the Agent shall, at the request of such Lender, enter into a letter agreement with the Federal Reserve

     Bank in, or substantially in, the form of the exhibit to Appendix C to the Federal Reserve Bank of New York Operating Circular No. 12.

          (g) Anything in this Agreement to the contrary notwithstanding, any Lender may assign all or any portion of its rights and obligations under this Agreement to another branch or affiliate of such Lender without first obtaining the approval of any Agent or the Borrower, provided that (i) such Lender remains liable hereunder unless the Borrower and Agent shall otherwise agree, (ii) at the time of such assignment such Lender is not a Defaulting Lender, (iii) such Lender gives the Agent and Borrower at least fifteen (15) days prior written notice of any such assignment; (iv) the parties to each such assignment execute and deliver to Agent an Assignment and Acceptance in a form acceptable to Agent, and (v) the Agent receives from the assigning Lender a processing fee of Three Thousand Five Hundred Dollars ($3,500).

          (h) Each Lender shall have the right, without the consent of the Borrower, to sell participations to one or more Eligible Assignees in or to all or a portion of its rights and obligations under the Loan and the Loan Documents; provided, however, that (i) such Lender's obligations under this Agreement (including without limitation its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations (iii) the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement or the other Loan Documents (but such holder may contract with the Lender selling such Eligible Assignee its interest in such Lender's share of the Loan as to voting of such Lender's interest under Section 14.6(b) [but not under any other section of this Agreement], provided that any such agreement by a Lender shall bind only such Lender alone and not Borrower, the other Lenders or the Agent).

          (i) No Eligible Assignee of any rights and obligations under this Agreement shall be permitted to subassign such rights and obligations. No participant in any rights and obligations under this Agreement shall be permitted to sell subparticipations of such rights and obligations.

          (j) Borrower acknowledges and agrees that Lenders may provide to any Assignee or Participant originals or copies of this Agreement, any other Loan Document and any other documents, instruments, certificates, opinions, insurance policies, letters of credit, reports, requisitions and other materials and information of every nature or description, and may communicate all oral information, at any time submitted by or on behalf of Borrower or received by any Lender in connection with the Loan or with respect to Borrower or Guarantor, provided that prior to any such delivery or communication, such Eligible Assignees or Participants shall agree to preserve the confidentiality of any of the foregoing to the same extent that such Lender agreed to preserve such confidentiality. In order to facilitate assignments to Eligible Assignees and sales to Eligible Assignees, Borrower shall execute such further documents, instruments or agreements as Lenders may reasonably require; provided, that Borrower shall not be required (i) to execute any document or agreement which would materially decrease its rights, or materially increase its obligations, relative to those set forth in this Agreement or any of the other Loan Documents (including financial obligations, personal recourse, representations and warranties and reporting requirements), or (ii) to expend more than incidental sums of money or incidental administrative time for which it does not receive reasonable reimbursement in order to comply with any requests or requirements of any Lender in connection with such assignment or sale arrangement. In addition, Borrower agrees to cooperate fully with Lenders in the exercise of Lenders' rights pursuant to this Section, including providing such information and documentation regarding Borrower as any Lender or any potential Eligible Assignee may reasonably request and to meet with potential Eligible Assignees.

14. APPOINTMENT.

     14.1 Appointment.

          (a) Huntington is hereby appointed as Agent hereunder and under each other Loan Document, and each Lender hereby irrevocably authorize the Agent to act as agent for each Lender and to take such actions as Lender is obligated or entitled to take under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent agrees to act as such upon the express conditions contained in this Article in substantially the same manner that it would act in dealing with a loan held for its own account. Agent shall not have a fiduciary relationship with respect to any Lender by reason of this Agreement.

          (b) The provisions of this Article are solely for the benefit of the Agent and the Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof except as provided in Section 14.2 below. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of Lender and does not assume, and shall not be deemed to have assumed, any obligations toward or relationship of agency or trust with or for the Borrower.

     14.2 Reliance on Agent. All acts of and communications by the Agent, as agent for the Lenders, shall be deemed legally conclusive and binding; and Borrower or any third party (including any court) shall rely on any and all communications or acts of the Agent with respect to the exercise of any rights or the granting of any consent, waiver or approval on behalf of a Lender in all circumstances where an action by such Lender is required or permitted pursuant to this Agreement or the provisions of any other Loan Document or by applicable law without the right or necessity of making any inquiry of any individual Lender as to the authority of Agent with respect to such matter. In no event shall any of the foregoing limit the rights or obligations of any Lender with respect to any other Lender pursuant to this Section 14.

     14.3 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto, and may exercise all other powers of Lender as are not made subject to the consent of the Required Lenders pursuant to Section 14.6(a) or to the consent of all Lenders pursuant to Section 14.6(b). The Agent shall not be considered, or be deemed, a separate agent of the Lenders hereunder, but is, and shall be deemed, acting in its contractual capacity as Agent, exercising such rights and powers under the Loan Documents as are specifically delegated to the Agent or Agent is otherwise entitled to take hereunder. Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action except any action specifically provided by the Loan Documents to be taken by the Agent.

     14.4 Disbursements. At least two (2) Business Days (by 11:00 a.m. Indianapolis, Indiana time) prior to each date a disbursement of the Loan is to be made hereunder pursuant to this Agreement, the Agent shall notify each Lender of the proposed disbursement and provide each Lender with a copy of the draw request. Each Lender shall make available to Agent (or the funding Lender or entity designated by the Agent), the amount of such Lender's Percentage of such disbursement (with respect to such Lender, such amount being referred to herein as an "Advance") in immediately available funds not later than 11:00 a.m. (Indianapolis, Indiana time) on the date such disbursement is to be made (such date being referred to herein as a "Funding Date"). Unless the Agent shall have been notified by any Lender prior to such time for funding in respect of any Advance that such Lender does not intend to make available to the Agent such Lender's Advance, the Agent may assume that such Lender has made such amount available to the Agent and the Agent, in its sole discretion, may, but shall not be obligated to, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to the respective Funding Date, such Lender agrees to pay and Borrower agrees to repay to Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is paid or repaid to Agent, at:

          (a) in the case of such Lender, the Federal Funds Effective Rate, and
     (B) in the case of Borrower, the interest rate applicable at the time to a disbursement made on such Funding Date. If such Lender shall pay to Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance, and if both such Lender and Borrower shall have paid and repaid, respectively, such corresponding amount, Agent shall promptly return to Borrower such corresponding amount in same day funds.

          (b) Requests by the Agent for funding by the Lenders of disbursements of the Loan will be made by facsimile. Each Lender shall make its Loan Advance available to the Agent in dollars and in immediately available funds to such Lender and account as the Agent may designate, not later than Noon (Indianapolis, Indiana time) on the Funding Date. Nothing in this
     Section 14.4 shall be deemed to relieve any Lender of its obligation hereunder to make any Advance on any Funding Date, nor shall any Lender be responsible for the failure of any other Lender to perform its obligations to make any Loan Advance hereunder, and the Commitment of any Lender shall not be increased or decreased as a result of the failure by any other Lender to perform its obligation to make any Advances hereunder.

          (c) As soon as practical Agent will promptly forward to each Lender copies of the draw request documents described in Section 4.3 and cause the Consultant to forward to each Lender a copy of the Consultant's most recent inspection. Delivery of the draw request documents and the Consultant's inspection report shall not be a condition to funding any Loan Advance.

          (d) Distribution and Apportionment of Payments. (e) Subject to Section 14.5(b), payments actually received by Agent for the account of the Lenders shall be paid to them promptly after receipt thereof by Agent, but in any event within one (1) Business Day, provided that, if any such payments are not distributed to the Lenders within one Business Day after Agent's receipt thereof, Agent shall pay to such Lenders interest thereon, at the rate of interest applicable to such portion of the Loan, from the date of receipt of such funds by Agent until such funds are paid in immediately available funds to such Lenders provided such funds are received by Agent not later than 11:00 A.M. (Indianapolis, Indiana time) on the date of receipt. All payments of principal and interest in respect of the Loan, all payments of the fees described in this Agreement (but not in any separate fee letter except to the extent expressly set forth therein), and all payments in respect of any other obligations of Borrower under the Loan Documents shall be allocated among such of Lenders as are entitled thereto, in proportion of their respective Percentages or otherwise as provided herein in the other Loan Documents, as the case may be. The Agent shall distribute to each Lender at its primary address set forth herein, or at such other address as a Lender may request in writing, such funds as it may be entitled to receive, provided that the Agent shall in any event not be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments and seek appropriate relief (including without limitation instructions from the Required Lenders, or all Lenders, as applicable, or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby. The order of priority herein is set forth solely to determine the rights and priorities of the Lenders as among themselves and may at any time or from time to time be changed by the Lenders as they may elect, in writing, without necessity of notice to or consent of or approval by Borrower. The Commitment Fee, which Agent acknowledges has been paid by Borrower to Agent will be allocated among the Lenders as follows:

     Huntington   $45,000
     LaSalle      $30,375
     KeyBank      $37,125

          (e) If a Lender (a "Defaulting Lender") defaults in making any Advance or paying any other sum payable by it hereunder, such sum together with interest thereon at the Default Rate from the date such amount was due until repaid (such sum and interest thereon as aforesaid referred to, collectively, as the "Lender Default Obligation") shall be payable by the Defaulting Lender (i) to any Lender(s) which elect, at their sole option (and with no obligation to do so), to fund the amount which the Defaulting Lender failed to fund or (ii) to Agent or any other Lender which under the terms of this Agreement is entitled to reimbursement from the Defaulting Lender for the amounts advanced or expended. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has repaid the Lender Default Obligation in full, all amounts which would otherwise be distributed to the Defaulting Lender shall instead be applied first to repay the Lender Default Obligation (to be applied first to interest at the Default Rate and then to principal) until the Lender Default Obligation has been repaid in full (whether by such application or by cure by the Defaulting Lender), whereupon such Lender shall no longer be a Defaulting Lender. Any interest collected from Borrower on account of principal advanced by any Lender(s) on behalf of a Defaulting Lender shall be paid to the Lender(s) who made such advance and shall be credited against the Defaulting Lender's obligation to pay interest on the amount advanced at the Default Rate. If no other Lender makes an advance a Defaulting Lender failed to fund, a portion of the indebtedness of Borrower to the Defaulting Lender equal to the Lender Default Obligation shall be subordinated to the indebtedness of Borrower to all other Lenders and shall be paid only after the indebtedness of Borrower to all other Lenders is paid. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. No Defaulting Lender shall have the right to vote on matters which are subject to the consent or approval of Required Lenders or all Lenders and while any Lender is a Defaulting Lender the requisite percentage of Lenders which constitutes the Required Lenders shall be calculated exclusive of the Percentage of the Defaulting Lender. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the Lender Default Obligation any amounts to be paid to such Defaulting Lender under this Agreement, and (ii) bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the Lender Default Obligation and, to the extent such recovery would not fully compensate the Lenders for the Defaulting Lender's breach of this Agreement, to collect damages. In addition, the Defaulting Lender shall indemnify, defend and hold Agent and each of the other Lenders harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including attorneys' fees and expenses), plus interest thereon at the Default Rate, for funds advanced by Agent or any other Lender on account of the Defaulting Lender or any other damages such persons may sustain or incur by reason of or as a direct consequence of the Defaulting Lender's failure or refusal to abide by its obligations under this Agreement.

          (f) At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     14.5 Consents and Approvals.

          (a) Each of the following shall require the approval or consent of the Required Lenders (provided, however, in the event KeyBank and LaSalle have exercised their rights pursuant to Section 14.19(c), Huntington shall be excluded in the calculation of "Required Lenders"):

               (i) The exercise of any rights and remedies under the Loan Documents following an Event of Default, provided that absent any direction from the Required Lenders, Agent may exercise any right or remedy under the Loan Documents as Agent may determine in good faith to be necessary or appropriate to protect the Lenders or the collateral securing the Loan;

               (ii) Appointment of a successor Agent;

               (iii) Approval of Post-Default Plan (as defined in and subject to Section 14.7(d)); and

               (iv) Except as referred to in subsection (b) below, approval of any amendment or modification of this Agreement or any of the other Loan Documents, or issuance of any waiver of any provision of this Agreement or any of the other Loan Documents;

          (b) Each of the following shall require the approval or consent of all of the Lenders:

               (i) Extension of the Maturity Date (beyond any extension permitted herein) or forgiveness of all or any portion of the principal amount of the Loan or any accrued interest thereon, or any other amendment of this Agreement or the other Loan Documents which would reduce the interest rate or interest rate options or the rate at which fees are calculated or forgive any loan fee, or extend the time of payment of any principal, interest or fees;

               (ii) Reduction of the percentage specified in the definition of Required Lenders;

               (iii) Reducing or increasing of the amount of the Loan or any Lender's Commitment, or change the requirement that each Lender fund in accordance with its Percentage;

               (iv) Release of any lien on any material collateral (except as Borrower is entitled to under the Loan Documents);

               (v) Release of any Guarantor; and

               (vi) Amendment of the provisions of this Section 14.

          (c) In addition to the required consents or approvals referred to in subsections (a) and (b) above, the Agent may at any time request instructions from the Required Lenders with respect to any actions or approvals which, by the terms of this Agreement or of any of the Loan Documents, the Agent is permitted or required to take or to grant without instructions from any Lenders, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever for refraining from taking any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders or, where applicable, all Lenders. The Agent shall promptly notify each Lender at any time that the Required Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

          (d) Each Lender authorizes and directs the Agent to enter into the Loan Documents other than this Agreement for the benefit of the Lenders. Each Lender agrees that any action taken by the Agent at the direction or with the consent of the Required Lenders in accordance with the provisions of this Agreement or any other Loan Document, and the exercise by the Agent at the direction or with the consent of the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all Lenders, except for actions specifically requiring the approval of all Lenders. All communications from the Agent to the Lenders requesting Lenders' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Lender, (ii) shall be accompanied by a description of the matter or item as to which such determination, approval, consent or disapproval is requested, or shall advise each Lender where such matter or item may be inspected, or shall otherwise describe the matter or issue to be resolved, (iii) shall include, if reasonably requested by a Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by Borrower in respect of the matter or issue to be resolved, and
     (iv) shall include the Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within ten (10) Business Days after receipt of the request therefor from the Agent (the "Lender Reply Period"). Unless a Lender shall give written notice to the Agent that it objects to the recommendation or determination of the Agent (together with a written explanation of the reasons behind such objection) within the Lender Reply Period, such Lender shall be deemed to have approved of or consented to such recommendation or determination. With respect to decisions requiring the approval of the Required Lenders or all Lenders, the Agent shall upon receiving the required approval or consent follow the course of action or determination recommended to the Lenders by the Agent or such other course of action recommended by the Required Lenders.

     14.6 Agency Provisions Relating to Collateral.

          (a) The Agent is hereby authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, at any time and from time to time, to take any action with respect to any collateral for the Loan or any Loan Document which may be necessary to preserve and maintain such collateral or to perfect and maintain perfected the liens upon such collateral granted pursuant to this Agreement and the other Loan Documents.

          (b) Except as provided in this Agreement, the Agent shall have no obligation whatsoever to any Lender or to any other person or entity to assure that any collateral exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the liens granted herein or in any of the other Loan Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority.

          (c) Should the Agent commence any proceeding or in any way seek to enforce the Agent's or the Lenders' rights or remedies under the Loan Documents, irrespective of whether as a result thereof the Agent shall acquire title to any collateral, each Lender, upon demand therefor from time to time, shall contribute its share (based on its Percentage) of the reasonable costs and/or expenses of any such enforcement or acquisition, including, but not limited to, fees of receivers or trustees, court costs, title company charges, filing and recording fees, appraisers' fees and fees and expenses of attorneys to the extent not otherwise reimbursed by Borrower. Without limiting the generality of the foregoing, each Lender shall contribute its share (based on its Percentage) of all reasonable costs and expenses incurred by the Agent (including reasonable attorneys' fees and expenses) if the Agent employs counsel for advice or other representation (whether or not any suit has been or shall be filed) with respect to any collateral for the Loan or any part thereof, or any of the Loan Documents, or the attempt to enforce any security interest or lien on any collateral, or to enforce any rights of the Agent or the Lenders or any of Borrower's or any other party's obligations under any of the Loan Documents, but not with respect to any dispute between Agent and any other Lender(s). It is understood and agreed that in the event the Agent determines it is necessary to engage counsel for Lender from and after the occurrence of a Default or Event of Default, said counsel shall be selected by the Agent and written notice of such selection, together with a copy of such counsel's engagement letter and fee estimate, shall be delivered to the Lenders.

          (d) In the event that all or any portion of the collateral for the Loan is acquired by the Agent as the result of the exercise of any remedies hereunder or under any other Loan Document, or is retained in satisfaction of all or any part of Borrower's obligations under the Loan Documents, title to any such collateral or any portion thereof shall be held in the name of the Agent or a nominee or subsidiary of Agent, as agent, for the ratable benefit of the Agent and the Lenders. The Agent shall prepare a recommended course of action for such collateral (the "Post-Default Plan"), which shall be subject to the approval of the Required Lenders. The Agent shall administer the collateral in accordance with the Post-Default Plan, and upon demand therefor from time to time, each Lender will contribute its share (based on its Percentage) of all reasonable costs and expenses incurred by the Agent pursuant to the Post-Default Plan, including without limitation, any operating losses and all necessary operating reserves. To the extent there is net operating income from such collateral, the Agent shall, in accordance with the Post-Default Plan, determine the amount and timing of distributions to Lenders. All such distributions shall be made to Lenders in accordance with their respective Percentages. In no event shall the provisions of this subsection or the Post-Default Plan require the Agent or any Lender to take an action which would cause such Lender to be in violation of any applicable regulatory requirements. Further, in no event shall the provisions of this subsection allow the Agent or Required Lenders to take any action that requires the approval of all the Lenders in accordance with Section 14.6(b) hereof, unless such approval is obtained.

     14.7 Lender Actions Against Borrower or the Collateral. Each Lender agrees that it will not take any action, nor institute any actions or proceedings, against Borrower or any other person hereunder or under any other Loan Documents with respect to exercising claims against the Borrower or rights in any Collateral without the consent of the Required Lenders. With respect to any action by the Agent to enforce the rights and remedies of the Agent and Lenders with respect to the Borrower and any collateral in accordance with the terms of this Agreement, each Lender hereby consents to the jurisdiction of the court in which such action is maintained.

     14.8 Assignment and Participation. No Lender shall be permitted to assign or sell all or any portion of its rights and obligations under this Agreement to Borrower or any affiliate of Borrower.

     14.9 Ratable Sharing. Subject to Sections 14.4 and 14.5, Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Loan, equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Percentages, whether received by voluntary payment, by the exercise of the right of set-off or bankers' lien, by counterclaim or cross action or by the enforcement of any or all of the Loan Documents or any collateral and (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, set-off, bankers' lien or otherwise, receive payment of a proportion of the aggregate amount of the Loan held by it which is greater than its Percentage of the payments on account of the Loan, the one receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Percentages; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

     14.10 General Immunity. Neither Agent nor any of its directors, officers, agents or employees shall be liable to Borrower or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. In the absence of gross negligence, the Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 14.5, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due, but not made, shall be to recover from the recipients of such payments any payment in excess of the amount to which they are determined to have been entitled.

     14.11 No Responsibility for Loan, Recitals, etc. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any use of the Loan;
(ii) the performance or observance of any of the covenants or agreements of any party to any Loan Document; (iii) the satisfaction of any condition specified in this Agreement, except receipt of items purporting to be the items required to be delivered to any Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, provided that the foregoing shall not release Agent from liability for its gross negligence or willful misconduct.

     14.12 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by all the Lenders (or the Required Lenders, if such action may be directed hereunder by the Required Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Lenders. Each Lender, severally to the extent of its Percentage, hereby agrees to indemnify Agent against and hold it harmless from any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action, provided that the foregoing shall not release Agent from liability for its gross negligence or willful misconduct.

     14.13 Employment of Agents and Counsel. The Agent may undertake any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be liable to Lenders, except as to money or securities received by them or their authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

     14.14 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be an employee of Agent, provided that the foregoing shall not release the Agent from liability for its gross negligence or willful misconduct. Any such counsel shall be deemed to be acting on behalf of Lender in assisting the Agent with respect to the Loan, but shall not be precluded from also representing Agent in any matter in which the interests of Agent and the other Lenders may differ.

     14.15 Agent's Reimbursement and Indemnification. Lenders agree to reimburse and indemnify Agent ratably in accordance with their Percentage (i) for any amounts (excluding principal and interest on the Loan and loan fees) not reimbursed by Borrower for which Agent is entitled to reimbursement under the Loan Documents, (ii) for any other expenses incurred by Agent on behalf of Lender, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, if not paid by Borrower, (iii) for any expenses incurred by Agent on behalf of Lender which may be necessary or desirable to preserve and maintain collateral or to perfect and maintain perfected the liens upon the collateral granted pursuant to this Agreement and the other Loan Documents, if not paid by Borrower, (iv) for any amounts and other expenses incurred by Agent on behalf of Lender in connection with any default by any Lender hereunder or under the other Loan Documents, if not paid by such Lender, and (v) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent. Notwithstanding the foregoing, in no event shall Agent incur costs in accordance with the Section in excess of Five Hundred Thousand Dollars ($500,000) without the prior approval of the Lenders.

     14.16 Rights as a Lender. With respect to its Commitment, if any, Agent shall have the same rights, powers and obligations hereunder and under any other Loan Document as any Lender and may exercise such rights and powers as though it were not an Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacities. The Borrower and each Lender acknowledge and agree that Agent and/or its affiliates may accept deposits from, lend money to, hold other investments in, and generally engage in any kind of trust, debt, equity or other transaction or have other relationships, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its affiliates in which Borrower or such affiliate is not restricted hereby from engaging with any other person.

     14.17 Lenders' Credit Decisions. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements and other information prepared by Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     14.18 Notice of Events of Default. Should Agent receive any written notice of the occurrence of a default or Event of Default, or should the Agent send Borrower a notice of Default or Event of Default, the Agent shall promptly furnish a copy thereof to each Lender.

     14.19 Successor Agent.

          (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) days prior written notice to Lenders and Borrower. Such resignation shall take effect on the date set forth in such notice or as otherwise provided below. Such resignation by Agent as agent shall not affect its obligations hereunder, if any, as a Lender.

          (b) Upon resignation by the Agent (or removal thereof), or any successor Agent, the Required Lenders shall appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the successor Agent is also a Lender or if an Event of Default then exists). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment within thirty
     (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may appoint a successor Agent with the consent of Borrower, which shall not be unreasonably withheld, conditioned or delayed (provided that no consent of Borrower shall be required if the successor Agent is also a Lender or if an Event of Default then exists). Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Agent and the Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than its liability, if any, for duties and obligations accrued prior to its retirement. After any retiring Agent's resignation hereunder as an Agent, the provisions of this
     Article 14 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents.

          (c) After an Event of Default, LaSalle and KeyBank (acting collectively) shall have the right to remove Agent, as agent, by giving written notice to Agent whereupon LaSalle shall be appointed as the "Agent" on behalf of the Lenders. Such removal of Agent as agent shall not affect its obligations hereunder, if any, as a Lender.

15. ENTIRE AGREEMENT. THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDING, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

16. AMENDMENT AND RESTATEMENT.

     16.1 Amendment and Restatement. This Amended and Restated Loan Agreement amends and restates in its entirety that certain Loan Agreement entered into by Borrower and Agent, in its individual capacity on December 2, 2004.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        SIGNATURE PAGE OF BORROWER TO AMENDED AND RESTATED LOAN AGREEMENT

                                        WMPT BELLAIRE POB, L.P.
                                        a Virginia limited partnership

                                        By: WMPT Bellaire POB Properties,
                                            L.L.C., a Virginia limited liability
                                            company, its sole General Partner


                                        By: /s/ Frederick L. Farrar
                                            ------------------------------------
                                            Frederick L. Farrar, President

STATE OF INDIANA  )
                  )SS:
COUNTY OF MARION  )

     Before me, a Notary Public in and for said County and State, personally appeared Frederick L. Farrar, known to me to be the President of WMPT Bellaire Properties, L.L.C., a Virginia limited liability company, the General Partner of WMPT BELLAIRE POB, L.P., a Virginia limited partnership, and acknowledged the execution of the foregoing for and on behalf of said limited liability company for and on behalf of said limited partnership.

     Witness my hand and Notarial Seal, this 8th day of July, 2005.


                                        /s/ Sue E. Lubben
                                        ----------------------------------------
                                        Notary Public - Signature

                                        Sue E. Lubben
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

2/24/2013                               Marion

                SIGNATURE PAGE OF THE HUNTINGTON NATIONAL BANK TO
                       AMENDED AND RESTATED LOAN AGREEMENT

                                        THE HUNTINGTON NATIONAL BANK,
                                        a national banking association


                                        By:
                                            ------------------------------------
                                            Bradley D. Rust, Vice President

Commitment Amount: $7,200,000
Lender's Percentage: 40%

STATE OF INDIANA  )
                  )SS:
COUNTY OF _______ )

     Before me, a Notary Public in and for said County and State, personally appeared Bradley D. Rust, known to me to be a Vice President of THE HUNTINGTON NATIONAL BANK, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said national banking association.

     Witness my hand and Notarial Seal, this ____ day of ___________, 2005.


                                        ----------------------------------------
                                        Notary Public - Signature

                                        ----------------------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

-------------------------------------   ----------------------------------------

           SIGNATURE PAGE OF THE LASALLE BANK NATIONAL ASSOCIATION TO
                       AMENDED AND RESTATED LOAN AGREEMENT

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        a national banking association


                                        By:
                                            ------------------------------------

                                        Printed:
                                                 -------------------------------

                                        Title:
                                               ---------------------------------

Commitment Amount: $4,860,000
Lender's Percentage: 27%

STATE OF INDIANA  )
                  )SS:
COUNTY OF _______ )

     Before me, a Notary Public in and for said County and State, personally appeared _______________________, known to me to be a ____________________ of
LASALLE BANK NATIONAL ASSOCIATION, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said national banking association.

     Witness my hand and Notarial Seal, this ____ day of ___________, 2005.


                                        ----------------------------------------
                                        Notary Public - Signature

                                        ----------------------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

-------------------------------------   ----------------------------------------

                SIGNATURE PAGE OF KEYBANK NATIONAL ASSOCIATION TO
                       AMENDED AND RESTATED LOAN AGREEMENT

                                        KEYBANK NATIONAL ASSOCIATION,
                                        a national banking association


                                        By:
                                            ------------------------------------

                                        Printed:
                                                 -------------------------------

                                        Title:
                                               ---------------------------------

Commitment Amount: $5,940,000
Lender's Percentage: 33%

STATE OF INDIANA  )
                  )SS:
COUNTY OF _______ )

     Before me, a Notary Public in and for said County and State, personally appeared _____________________________, known to me to be a __________________
of KEYBANK NATIONAL ASSOCIATION, a national banking association, and acknowledged the execution of the foregoing for and on behalf of said national banking association.

     Witness my hand and Notarial Seal, this ____ day of ___________, 2005.


                                        ----------------------------------------
                                        Notary Public - Signature

                                        ----------------------------------------
                                        Notary Public - Printed

My Commission Expires:                  My County of Residence:

-------------------------------------   ----------------------------------------